                                                                     Exhibit 2.1


                     INVESTMENT AND SHAREHOLDERS AGREEMENT
                     -------------------------------------


          This INVESTMENT AND SHAREHOLDERS AGREEMENT (this "Agreement") is made as of December 22, 1997, by and among ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("Armstrong"), FCI MANAGEMENT GROUP, a Pennsylvania general partnership ("FMG", and together with Armstrong, the "Shareholders"), and FACILICOM INTERNATIONAL, INC., a Delaware corporation (the "Corporation"),.

                                    RECITALS
                                    --------

          WHEREAS, Armstrong owns 15,390,000 Units as the Class A Member of FACILICOM INTERNATIONAL, L.L.C., a Delaware limited liability company ("Facilicom"), and FMG owns 3,610,000 Units as the Class B Member of Facilicom, such Units comprising all of the ownership interests of FaciliCom, all as set forth and defined in FaciliCom's First Amended and Restated Limited Liability Company Agreement dated as of September 30, 1997 a copy of which is attached hereto as Exhibit A;

          WHEREAS, Armstrong owns 81 Units of FCI (GP), LLC, a Delaware limited liability company ("FCI(GP)"), and FMG owns 19 units of FCI(GP), all as set forth and defined in FCI(GP)'s Limited Liability Company Agreement dated as of September 30, 1997 a copy of which is attached hereto as Exhibit B;

          WHEREAS, the Corporation was incorporated on November 20, 1997, under the name of FaciliCom International Finance, Inc., and its name was changed to the name set forth herein and the number of the its authorized shares of common stock was increased to 300,000 by the filing of an amendment to its Certificate of Incorporation on December 11, 1997;

          WHEREAS, the Shareholders desire to (a) transfer all of their respective Units in each of Facilicom and FCI(GP) to the Corporation pursuant to an Assignment in the form attached hereto as Exhibit C and (b) in the case of Armstrong, contribute $20,000,000 to the Corporation, all in exchange for shares of the Corporation's common stock; and

          WHEREAS, the Corporation and the Shareholders desire to (a) establish the composition of the Corporation's Board of Directors, (b) assure continuity in the ownership and management of the Corporation and (c) establish certain other rights and procedures as hereinafter specified;

          NOW, THEREFORE, in consideration of the mutual promises made herein and intending to be legally bound, the parties hereto hereby agree as follows:

               1. Recitals. The Recitals set forth above are hereby incorporated
                  --------
herein.

               2. Subscription for Common Stock. As soon as practicable after
                  -----------------------------
the execution hereof, the Corporation and the Shareholders shall execute, deliver and perform the Assignment, and Armstrong shall contribute to the corporation an aggregate amount of $20,000,000 (in the forms of cash and the assignment of indebtedness owing to Armstrong by FaciliCom), and in exchange therefor, the Corporation shall issue and deliver to Armstrong and FMG certificates which represent fully paid and non-assessable shares of its common stock as follows:

               Armstrong                          189,641.35 shares
               FMG                                 36,100.00 shares


               3. Adoption of By-Laws and Stock Compensation Plans; Tax Sharing
                  -------------------------------------------------------------
Agreement.
----------
                  3.1 Adoption of By-Laws. Promptly after the execution hereof,
                      --------------------
         the Board of Directors of Corporation shall adopt by-laws of the Corporation substantially in the form of Exhibit D attached hereto (the "By-Laws"), and the consent of the Shareholders (to the extent such consent is required by law) to the By-Laws shall be deemed to have been granted hereby.

                  3.2 Adoption of Stock Option Plans. Promptly after the
                      -------------------------------
         execution the Board of Directors of Corporation shall adopt (a) a stock option plan substantially in the form of Exhibit E attached hereto (the "1997 Stock Option Plan No. 1"), (b) a stock option plan substantially in the form of Exhibit F attached hereto (the "1997 Stock Option Plan No. 2") and (c) a phantom stock rights plan substantially in the form of Exhibit G attached hereto (the "1997 Phantom Stock Rights Plan"), and the consent of the Shareholders (to the extent such consent is required by law) to each of the foregoing shall be deemed to have been granted hereby.

                  3.3 Tax Sharing Agreement. Promptly after the execution
                      ----------------------
         hereof, the Corporation and Armstrong Holdings, Inc. ("Armstrong Holdings"), the sole shareholder of Armstrong, shall enter into Tax Sharing Agreement substantially in the form attached hereto as Exhibit H.

               4. Composition of Board of Directors and Significant Actions.
                  ----------------------------------------------------------

                  4.1 Composition of Board of Directors. Except as
                      ----------------------------------
         provided in Section 4.3 hereof, the Board of Directors of the Corporation shall be comprised of seven (7) (or such greater number as the Board of Directors may determine as provided in the By-Laws) directors, five (5) of whom shall be designated by Armstrong and two
         (2) of whom shall be designated by FMG. The Shareholders agree that, in all elections of Directors, they shall cast their votes for election of those individuals as shall have been designated pursuant to this
         Section 4. The members of the initial Board of Directors shall be as follows:

                  Armstrong's Designees:              Jay L. Sedwick
                                                      William C. Stewart
                                                      Kirby J. Campbell
                                                      Dru A. Sedwick, and
                                                      Bryan Cipoletti, and

                  FMG's Designees:                    Robert Reed, and
                                                      Walter Burmeister

                  4.2 Vacancies. In the event that any member of the Board of
                      ----------
         Directors designated pursuant to this Section 4 resigns or otherwise ceases to be a member of the Board of Directors for any reason, the parties hereto shall cause a special meeting of Shareholders to be held for the purpose of filling the vacancy thereby created in accordance with the rights of designation as provided in Section 4.1 hereof.

                  4.3 Loss of Designation Rights; Non-Designated Directors.
                      -----------------------------------------------------

                      (a) Armstrong's right under Section 4.1 to designate directors shall terminate upon (i) the transfer to any person who is not an Affiliate of Armstrong of more than fifty percent (50%) of the shares of the Common Stock of the Corporation to be issued to Armstrong in accordance with this Agreement or (ii) the occurrence of any event that causes less than fifty percent (50%) of the outstanding capital stock of Armstrong to be owned by Armstrong Holdings or any of its Affiliates.

                      (b) FMG's right under Section 4.1 to designate directors shall terminate upon (i) the transfer by FMG of more than fifty percent (50%) of its shares of the Common Stock of the Corporation to be issued to FMG in accordance with this Agreement or (ii) the occurrence of any event that causes less than fifty percent (50%) of the equity interests in FMG to be owned by its partners (as of the date hereof) or their respective Affiliates. For purposes hereof, "Affiliate" shall mean, with respect to any individual or entity, any other individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity, and such term shall include any individual who is an officer, director or employee of any such entity or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to such entity.

                      (c) Elections of directors as to whom no rights of designation exist pursuant to this Section 4 shall be effected in accordance with the By-Laws.

                  4.4 Significant Actions. Notwithstanding the provisions of the
                      --------------------
         By-Laws or the authority which may appear to have been granted to or vested in the officers of the Corporation, the Corporation shall not have to power, and no officer of the corporation shall cause the Corporation, to act in respect of the following matters without the consent of the Board of Directors:

                      (a) the issuance, sale or other disposition by the Corporation of any debt or equity securities or similar interests in the Corporation except pursuant to the 1997 Stock Option Plan No. 1, the 1997 Stock Option Plan No. 2 and the 1997 Phantom Stock Plan;

                      (b) the sale, lease or transfer of a material portion of the assets of the Corporation or the sale, transfer or assignment of any material governmental permit or license relating to the business of the Corporation;

                      (c) the adoption of operating, capital or other budgets;

                      (d) the modification to any then-current, approved budget, or the approval of any expenditure in excess of amounts previously included in a then-current, approved budget;

                      (e) causing the Corporation to (i) guarantee or otherwise become liable for the indebtedness of any other person, (ii) extend credit (other than in the ordinary course of business) to any person,
         (iii) incur any indebtedness (other than trade payables incurred in the ordinary course of business and as contemplated in any then-current, approved budget) or
         (iv) pledge, encumber or create any lien upon or in any of the assets of the Corporation;

                      (f) the employment of management personnel or the discharge or material modification of the terms of employment or duties of any such personal;

                      (g) the authorization or payment of any compensation to any employee of the Corporation or any other person engaged by the Corporation if the expected annual compensation payable to such employee or other person would exceed $100,000;

                      (h) the authorization, approval or execution of any contract or other agreement on behalf of the Corporation under which the Corporation would be obligated for amounts in excess of $500,000;

                      (i) the authorization or payment of any bonus to any employee of the Corporation or any other person engaged by the Corporation;

                      (j) any change to the Corporation's then-existing employee benefit plans; or

                      (k) the approval of any transaction with a Person which is an Affiliate of any Shareholder on terms less advantageous to the Corporation than those which would be available from an unrelated party. For purposes hereof, the term "Affiliate" means, with respect to any Shareholder, any individual or entity directly or indirectly controlling, controlled by or under common control with such Shareholder, and such term shall include any individual who is an officer, director or employee of such Shareholder or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).


               5.  Transfer Restrictions.
                   ----------------------

               5.1 Restriction; Joinder. The parties hereto agree that no
                   ---------------------
         share or shares of stock of the Corporation (nor any rights or interests appertaining thereto) may be issued by the Corporation or sold, exchanged, pledged, encumbered, given, bequeathed or otherwise disposed of by a Shareholder, either voluntarily or by operation of law (including in connection with a divorce), unless and until the transferee thereof shall have entered into a written Joinder substantially in the form of
         Exhibit I attached hereto whereby the transferee agrees to join in and
         ---------
         be bound by the provisions of this Agreement (other than Section 2 hereof) and thereby become a "Shareholder" hereunder.

                  5.2 Legend. The following legend shall be placed on each share
                      ------
         certificate of the Corporation:

                      ANY SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION (WHETHER VOLUNTARY OR INVOLUNTARY, BY GIFT, BEQUEST, DIVORCE OR OTHERWISE) OF THE SHARES OR OTHER INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS SET FORTH IN THAT CERTAIN INVESTMENT AND SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 22, 1997.

               6. Miscellaneous
                  -------------

                  6.1 Waiver. The waiver by any party of a breach or a default
                      -------
         of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power, or privilege that it has or may have hereunder operate as a waiver of any right, power, or privilege by such party.

                  6.2 Assignment. No party may assign any of its rights or
                      -----------
         delegate any of its duties under this Agreement except as set forth herein. Any attempted assignment in violation of this provision shall be void.

                  6.3 Integration. This Agreement contains the full
                      ------------
         understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration, or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties hereto.

                  6.4 Further Acts. The parties shall execute any further
                      -------------
         instruments and shall perform any and all acts which are or may become reasonably necessary or appropriate to effect and carry out the purposes of this Agreement.

                  6.5 Governing Law and Jurisdiction. This Agreement shall be
                      -------------------------------
         governed by and construed in accordance with the laws of the State of Delaware, other than rules governing conflict of laws.

                  6.6 Parties. This Agreement shall be binding upon and shall
                      --------
         inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

                  6.7 Headings. The headings contained in this Agreement are for
                      ---------
         convenience of reference only and shall not be considered in construing this Agreement.

                  6.8 Counterpart Execution. This Agreement may be executed in
                      ----------------------
         any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                  6.9 Gender and Number. As used in this Agreement, the singular
                      -----------------
         shall include the plural, the plural shall include the singular and the use of any gender shall include the other gender or be neutral.

                  IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed personally or by their duly authorized officers on the day and year first above written.


ATTEST:                                     ARMSTRONG INTERNATIONAL
                                            TELECOMMUNICATIONS, INC.


[SIGNATURE APPEARS HERE]                    By /s/ [SIGNATURE APPEARS HERE]
-----------------------------                  --------------------------------
                                            Title: Chief Executive Officer
                                                   ----------------------------


                                            FCI MANAGEMENT GROUP

ATTEST:                                     By:  EPIC INTERESTS, INC.


[SIGNATURE APPEARS HERE]                        By: /s/ [SIGNATURE APPEARS HERE]
-----------------------------                      -----------------------------
                                                Title:  President
                                                      --------------------------
                                                           General Partner


ATTEST:                                     By:  BFV ASSOCIATES, INC.


[SIGNATURE APPEARS HERE]                        By: /s/ [SIGNATURE APPEARS HERE]
-----------------------------                      ----------------------------
                                                Title:  President
                                                      -------------------------
                                                           General Partner


ATTEST:                                     FACILICOM INTERNATIONAL, INC.


[SIGNATURE APPEARS HERE]                    By /s/ [SIGNATURE APPEARS HERE]
-----------------------------                 ----------------------------------
                                            Title:  Vice President & Treasurer
                                                  ------------------------------

                                   Exhibit A


                        FACILICOM INTERNATIONAL, L.L.C.

                           FIRST AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT




                         Dated as of September 30, 1997

                               TABLE OF CONTENTS

SECTION                                                                          PAGE

       1.  Certain Definitions.................................................     1

       2.  Organization........................................................     4
                2.1  Formation.................................................     4
                2.2  Name......................................................     4

       3.  Principal Place of Business; Registered Office and Agent............     5

       4.  Purposes and Powers of the Company..................................     5
                4.1 General Purposes and Powers ...............................     5
                4.2 Additional Powers .........................................     5

       5.  Term................................................................     5

       6.  Capital Contributions and Related Matters...........................     5
                6.1  Capital Contributions.....................................     5
                6.2  Additional Capital Contributions..........................     6
                6.3  Repayment of Capital Contributions........................     6
                6.4  No Priorities Among Members...............................     6

       7.  Capital Accounts; Allocations.......................................     6
                7.1  Capital Accounts..........................................     6
                7.2  Allocations of Net Profits................................     7
                7.3  Allocations of Net Losses.................................     7
                7.4  Special Allocations.......................................     8
                7.5  Tax Allocations...........................................     9

       8.  Distributions.......................................................     9

       9.  Books of Account; Reports...........................................    10
                9.1  Books of Account..........................................    10
                9.2  Reports...................................................    10

      10.  Management of the Company...........................................    11
                10.1  Management by Members....................................    11
                10.2  Management Committee.....................................    11
                10.3  Title Designations.......................................    11
                10.4  Liability and Indemnification............................    12
                10.5  Banking..................................................    12
                10.6  Tax Matters Member.......................................    12


      11.  Other Activities of the Members.....................................    13

      12.  Expenses and Fees...................................................    13
                12.1  Initial Expenses.........................................    13
                12.2  Operating Expenses.......................................    13
                12.3  Compensation.............................................    13

      13.  Transfers of Interests; Admission...................................    13
                13.1  Transfer Restrictions....................................    13
                13.2  Admissions...............................................    15
                13.3  Distributions and Allocations in Respect to Transferred
                         Interests.............................................    16

      14.  Dissolution of Company..............................................    16

      15.  Winding Up of the Company...........................................    17
                15.1  Termination of Company Business..........................    17
                15.2  Liquidation of Assets....................................    17
                15.3  Distribution of Assets...................................    18

      16.  Amendment of Agreement..............................................    19

      17.  Action by and Meetings of the Members...............................    19
                17.1  Action by the Members....................................    19
                17.2  Meetings of Members......................................    20

      18.  Members' Covenants; Breach..........................................    20
                18.1  Covenant Not to Dissolve.................................    20
                18.2  Consequences of Violation of Covenant....................    20
                18.3  Breach Payments..........................................    21
                18.4  No Bonding...............................................    21

      19.  Disputes............................................................    22

      20.  Miscellaneous.......................................................    22
                20.1  Notices..................................................    22
                20.2  Section Headings.........................................    23
                20.3  Severability.............................................    23
                20.4  Governing Law............................................    23
                20.5  Counterpart Execution....................................    23
                20.6  Parties in Interest......................................    24
                20.7  Gender and Number........................................    24
                20.8 Section References........................................    24
                20.9  Entire Agreement.........................................    24

                        FACILICOM INTERNATIONAL, L.L.C.

                           FIRST AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT



     THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of September 30, 1997, is entered into by and among ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("Armstrong"), as the Class A Member, FCI MANAGEMENT GROUP, a Pennsylvania general partnership ("FMG"), as the Class B Member.


                        W I T N E S S E T H   T H A T :


     WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Agreement (the "Original Agreement") dated as of July 17, 1995;

     WHEREAS, pursuant to the Original Agreement, Armstrong has made substantial Excess Capital Contributions;

     WHEREAS, a substantial amount of Guaranteed Return has accrued to Armstrong in respect of such Excess Capital Contributions;

     WHEREAS, Armstrong has loaned $5,000,000 (the "Convertible Loan") to the Company, and has made available to the Company other amounts of credit (the "Letter of Credit Loans"), each pursuant to the terms of that certain Convertible Line of Credit Agreement dated as of November 1, 1996;

     WHEREAS, a substantial amount of interest has accrued and remains unpaid to Armstrong in respect of such Convertible Loan and the Letter of Credit Loans;

     WHEREAS, the parties have determined that it would be in the best interest of the Company if Armstrong made an additional Capital Contribution comprised of such Excess Capital Contributions, accrued Guaranteed Return, Convertible Loan and accrued interest;

     WHEREAS, the parties have determined that it will be in the best interests of the Company if selected key employees and other persons were granted options to acquire Units and to thereby become Class C Members of the Company pursuant to the terms of any plan to carry out such purpose as may be adopted by a Majority-in-Interest of the Voting Members, and any such Class C Member shall have only such rights as are set forth in this Agreement;

     WHEREAS, the parties desire to restate the Original Agreement to reflect
(i) the making by Armstrong of such additional Capital Contribution and the related adjustment of the Members' relative interests in the Company and (ii) the rights of any Class C Member as may be admitted to the Company;

     WHEREAS, the parties desire to remain associated in a Limited Liability Company under the Act for the purposes and on the terms herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


     1.   CERTAIN DEFINITIONS.
          -------------------

          When used herein and except as the context may otherwise require, the following terms shall have the meanings set forth below:

          A. "ACT" means the Delaware Limited Liability Company Act (Chapter 18, Title 6 of the Delaware Code Annotated), as amended from time to time.

          B. "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account after giving effect to the following adjustments:

               (I) Credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore pursuant to any provision of this Agreement, (B) an amount equal to such Member's share of Company Minimum Gain and of Member Nonrecourse Debt Minimum Gain as determined under Treas. Regs. 1.704-2(g) and 1.704-2(i)(5), respectively, and (C) any amount which such Member is deemed to be obligated to restore pursuant to Treas. Reg. 1.704-1(b)(2)(ii)(c); and

               (II) Debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treas. Reg. 1.704-1(b)(2)(ii)(d).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          C. "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. As used in the immediately preceding sentence, the term "control" means, with respect to a Person, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such Person, and the term "majority" means more than fifty percent (50%).

          D. "AGREEMENT" means this First Amended and Restated Limited Liability Company Agreement as the same may be amended and supplemented from time to time.

          E. "CAPITAL ACCOUNT" means the capital account of each Member established and maintained in accordance with Section 7.1.

          F. "CAPITAL COMMITMENT", in respect of any Member, means that which is agreed to be contributed to the capital of the Company by such Member without regard to such Member's Capital Contribution.

          G. "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of cash and/or the fair market value of the property or services actually contributed to or performed on behalf of the Company by such Member.

          H. "CERTIFICATE" means the certificate of formation of the Company filed on May 5, 1995, and all amendments thereto, executed and filed pursuant to the Act and the terms of this Agreement.

          I.   "CODE" means the Internal Revenue Code of 1986, as amended.
All references herein to specific Sections of the Code shall be deemed to refer also to the corresponding provisions of succeeding law.

          J. "COMPANY" means the Limited Liability Company formed pursuant to the Original Agreement and continued pursuant to this Agreement.

          K. "COMPANY MINIMUM GAIN" has the same meaning as the phrase "partnership minimum gain" as set forth in Treas. Regs. 1.704-2(d).

          L. "EXCESS CAPITAL CONTRIBUTION" shall have the meaning ascribed thereto in the Original Agreement.

          M. "FISCAL YEAR" means the Company's fiscal year which shall commence on October 1 and end on September 30 (unless otherwise required by the Code) of each year, except that such term shall also include any period for which the Company is required to allocate Net Profits, Net Losses and other items of income, gain, loss or deduction pursuant to Section 7.

          N. "GUARANTEED RETURN" shall have the meaning ascribed thereto in the Original Agreement.

          O. "LIQUIDATION TRUSTEE" means the trustee selected by the Members pursuant to Section 15.2.

          P.   "MAJORITY-IN-INTEREST OF THE MEMBERS" means Members holding
Units representing greater than fifty percent (50%) of the total number of Units held by all Members.

          Q. "MAJORITY-IN-INTEREST OF THE VOTING MEMBERS" means those Class A and Class B Members holding Units representing greater than fifty percent (50%) of the total number of Units held by all Class A and Class B Members.

          R. "MANAGEMENT COMMITTEE" means the Management Committee formed pursuant to Section 10.2.

          S. "MEMBERS" means the Class A Member, the Class B Member, and the Class C Members, and each of them individually, and any other Person who becomes a Member in accordance with this Agreement.

          T. "MEMBER NONRECOURSE DEBT MINIMUM GAIN" has the same meaning as the phrase "partner nonrecourse debt minimum gain" as set forth in Treas. Reg. 1.704-2(i).

          U. "MEMBER NONRECOURSE DEDUCTION" has the same meaning as the phrase "partner nonrecourse deduction" as set forth in Treas. Reg. 1.704-2(i).

          V. "MEMBER NONRECOURSE LOAN" means a loan made to, or credit arrangement for the benefit of, the Company by a Member or by a person related to a Member (as defined in Treas. Reg. 1.752-4(b)) which by its terms (or by operation of law) exculpates the Members from personal liability on the debt, but under which such Member or related person bears the ultimate economic risk of loss within the meaning of Treas. Reg. 1.752-2.

          W. "NET LOSSES" for any Fiscal Year means the excess, if any, of the items of loss and deduction over the items of income and gain of the Company as recorded on its financial accounting books and records for such Fiscal Year.

          X. "NET PROFITS" for any Fiscal Year means the excess, if any, of the items of income and gain over the items of loss and deduction of the Company as recorded on its financial accounting books and records for such Fiscal Year.

          Y. "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treas. Reg. 1.704-2(b).

          Z. "ORGANIZATIONAL EXPENSES" means the fees, costs and expenses of, and incidental to, the organization of the Company. Such expenses shall include any and all amounts categorized as "organizational expenditures" under the Code.

          AA. "PERSON" means any individual, partnership, corporation, trust or other entity.

          BB. "PRE-OPERATING EXPENSES" means the investigative fees, costs and expenses incidental to the creation of the Company and the fees, costs and expenses incurred in connection with the commencement of operations of the Company. Such expenses shall include any and all amounts categorized as "start-up expenditures" under the Code.

          CC. "PROPERTY" means all of the property, real, personal or mixed, tangible or intangible, owned by the Company or in or to which the Company has any interest of any nature or description.

          DD. "TAX MATTERS MEMBER" means the Member of the Company so designated pursuant to Section 10.6.

          EE.  "TREAS. REG." and "REGULATIONS" mean the Income Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          ff. "UNIT", or any fraction thereof, means an ownership interest in the Company representing the Capital Account of a Member and including such Member's share of Net Profits and Net Losses, such Member's right to receive distributions hereunder and any and all other rights and interests to which such Member may be entitled as provided in this Agreement.



     2.   ORGANIZATION.
          ------------

          2.1  FORMATION.  The Members hereby ratify and confirm the filing
               ---------
of the Certificate with the Office of the Secretary of State of Delaware on May 5, 1995 and agree to continue the Company as a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

          2.2  NAME.   The name of the Company is "FACILICOM INTERNATIONAL,
               ----
L.L.C.".


     3.   PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.
          --------------------------------------------------------

               (a) The principal place of business of the Company will be located at 1401 New York Avenue, NW, 8th Floor, Washington, D.C. 20005, or at such other place as the Members may determine from time to time.

               (b) The address of the Company's registered office in Delaware is 1013 Centre Road, Wilmington, Delaware, 19805, and its initial registered agent for service of process is Corporation Service Company. The Members may designate a different address of its registered office and a different registered agent by amending the Certificate in accordance with the Act.


     4.   PURPOSES AND POWERS OF THE COMPANY.
          ----------------------------------

          4.1       GENERAL PURPOSES AND POWERS.  The Company is organized for
                    ---------------------------
the purposes of acquiring, owning, designing, developing, constructing, improving, financing, managing, operating, selling, exchanging or otherwise disposing of long-distance and international telephone, data transmission and other related services, and the Company shall have the power to do all things as the Members from time to time may deem necessary or advisable in connection therewith or as otherwise contemplated by this Agreement.

          4.2       ADDITIONAL POWERS.  The Company shall have and may exercise
                    -----------------
all of the powers which may be possessed and exercised by limited liability companies under the Act.


     5.   TERM.   Except as otherwise set forth in this Agreement, the Company
          ----
shall terminate on December 31, 2025.


     6.   CAPITAL CONTRIBUTIONS AND RELATED MATTERS.
          -----------------------------------------

          6.1  CAPITAL CONTRIBUTIONS.
               ---------------------

               (a) As its Capital Commitment, Armstrong shall contribute, and the parties hereby confirm that Armstrong has previously contributed, to the capital of the Company the following:

                  (i) $180,000 in cash upon the execution of the Original Agreement; and

                  (ii) as of the date hereof, (A) $10,000,000 in cash comprising Excess Capital Contributions, (B) $900,106 comprising accrued and unpaid Guaranteed Return, (C) $5,000,000 in cash comprising the proceeds of the Convertible Loan and (D) $396,016 comprising accrued and unpaid interest on the Convertible Loan;

     and in respect of such Capital Contributions, Armstrong shall be deemed to have been issued 15,390,000 Units as of the date hereof.

               (b) As its Capital Commitment, FMG shall contribute (and the parties hereby confirm that such contribution was made upon the execution of the Original Agreement) $60,000 in cash to the capital of the Company in respect of which FMG shall be deemed to have been previously issued 3,610,000 Units.

               (c) The Capital Commitment, Capital Contribution and entitlement to Units of any person admitted to the Company as a Class C Member after the date hereof shall be as determined pursuant to the plan referred to in
     Section 13.2.

               (d) Organizational Expenses and Pre-Operating Expenses incurred and paid by any Member on behalf of the Company shall not be deemed to be Capital Contributions. Upon the execution hereof, each Member shall be reimbursed for any such Organizational Expenses and Pre-Operating Expenses.

          6.2  ADDITIONAL CAPITAL CONTRIBUTIONS.      Except as expressly
               --------------------------------
provided in this Agreement and except as the Members may otherwise unanimously agree, no Member shall be required or permitted to make any additional contributions to the capital of the Company.

          6.3  REPAYMENT OF CAPITAL CONTRIBUTIONS.    Except as expressly
               ----------------------------------
provided in this Agreement, no specific time has been agreed upon for the repayment of Capital Contributions, and no Member (or its successor in interest) shall have the right to withdraw any capital contributed to the Company.

          6.4  NO PRIORITIES AMONG MEMBERS.    Except as expressly provided in
               ---------------------------
this Agreement, no Member shall have the right to receive property other than cash in return for its Capital Contribution, nor shall any Member have priority over any other Member either as to the return of its Capital Account or as to profits, losses or distributions.


     7.   CAPITAL ACCOUNTS; ALLOCATIONS.
          -----------------------------

          7.1  CAPITAL ACCOUNTS.
               ----------------

               (a) There shall be established and maintained for each Member on the books of the Company a Capital Account initially reflecting an amount equal to its Capital Contribution. The Capital Accounts shall be adjusted from time to time to reflect the Members' additional Capital Contributions, allocable shares of Net Profits or Net Losses or any item thereof, distributions pursuant to Section 8 and as otherwise required by the provisions of this Agreement and the Code and Regulations including, but not limited to, the rules of Treas. Reg. 1.704-1(b)(2)(iv).

               (b) As of the effective date hereof, the Capital Accounts of the Members shall be adjusted in accordance with Section 7 of the Original Agreement to reflect unrealized appreciation in the value of the Company's net assets in an amount such that the total value of such net assets as of the date of this Agreement is agreed by the parties to be $95,000,000.

               (c) If allocations for tax purposes are required to be made pursuant to Sections 7.5(b) or (c), then the adjustments to the Capital Accounts of the Members in respect of the property described therein shall be made in accordance with Treas. Reg.

     1.704-1(b)(2)(iv)(g) for allocation to them of items of income, gain, loss and deduction (including items of depreciation, depletion, amortization or other cost recovery) as computed for book purposes, and no further adjustments shall be made to the Capital Accounts to reflect the Members' shares of the corresponding tax items. In computing such adjustments to the Capital Accounts, the Company shall utilize the method of computing such items as is utilized for federal income tax purposes except that the property's value for book purposes will be used rather than its adjusted tax basis.

          7.2  ALLOCATIONS OF NET PROFITS.     Net Profits for any Fiscal Year,
               --------------------------
and upon liquidation of the Company's assets pursuant to Section 15, shall be allocated, subject to Section 7.3(e), as follows:

               (a) first, to the Class A Member to the extent of the cumulative Net Losses previously allocated to the Class A Member pursuant to Section 7.3(d) (less cumulative Net Profits previously allocated to the Class A Member pursuant to this Section 7.2(a))

               (b) second, to all of the Members to the extent of, and in proportion to, the cumulative Net Losses previously allocated to such Members pursuant to Section 7.3(c) (less cumulative Net Profits previously allocated to such Members pursuant to this Section 7.2(b));

               (c) third, to all of the Class A Member to the extent of the cumulative Net Losses previously allocated to such Member pursuant to
     Section 7.3(b) (less cumulative Net Profits previously allocated to such Member pursuant to this Section 7.2(c)); and

               (d) thereafter, to all of the Members in proportion to the number of their respective Units.


          7.3  ALLOCATIONS OF NET LOSSES.     Net Losses for any Fiscal Year,
               -------------------------
and upon liquidation of the Company's assets pursuant to Section 15, shall be allocated as follows:

               (a) first, to all of the Members to the extent of, and in proportion to, the cumulative Net Profits previously allocated to such Members pursuant to Section 7.2(d) (less cumulative Net Losses previously allocated to such Members pursuant to this Section 7.3(a);

               (b) second, to the Class A Member to the extent of the sum of (i) its Capital Contributions as described in clause (ii) of Section 6.1(a), plus (ii) the cumulative Net Profits allocated to the Class A Member pursuant to Section 7.2(c), less (iii) cumulative Net Losses previously allocated to the Class A Member pursuant to this Section 7.3(b);

               (c) third, to all of the Members to the extent of, and in proportion to the sums of, their respective Capital Contributions (excluding, in the case of the Class A Member, its Capital Contributions as described in clause (ii) of Section 6.1(a)), plus (ii) the cumulative Net Profits allocated to such Members pursuant to Section 7.2(b), less (iii) cumulative Net Losses previously allocated to such Members pursuant to this
     Section 7.3(c));  and

               (d) thereafter, to the Class A Member.

               (e) Net Losses allocated to the Class B Member and each Class C Member pursuant to the foregoing subsections of this Section 7.3 shall not exceed the maximum amount that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Net Losses in excess of the limitation ("Excess Losses") set forth in the preceding sentence shall be re-allocated to the Class A Member. In the event of any such re-allocation of Excess Losses, subsequent allocations of Net Profits (or any item thereof) in an amount sufficient to offset the allocation of such Excess Losses shall be made to the Class A Member prior to any other allocations being made pursuant to Section 7.2.


          7.4  SPECIAL ALLOCATIONS.    Notwithstanding any other provision of
               -------------------
this Agreement, the following special allocations shall be made for each Fiscal Year prior to the making of any other allocations under this Agreement and, in the following order and priority:

               (a)  Minimum Gain Chargeback.
                    -----------------------

                        (i) If there is a net decrease in Company Minimum Gain during any Fiscal Year so that an allocation is required by Treas. Reg. (S) 1.704-2(f)(1), items of income and gain shall be allocated to the Members in the manner and to the extent required by such Regulation. This provision is intended to be a minimum gain chargeback within the meaning of Treas. Reg. (S) 1.704-2(f)(1) and shall be interpreted and applied consistently therewith.

                        (ii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year so that an allocation is required by Treas. Reg. (S)1.704-2(i)(4) (minimum gain chargeback attributable to a partner nonrecourse debt), items of income and gain shall be allocated in the manner and to the extent required by such Regulation.

               (b) Qualified Income Offset.  In the event any Member receives
                   -----------------------
     any adjustment, allocation or distribution described in subclause (4), (5) or in (6) of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Member's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 7.4(b) shall be made only if and to the extent that such Member would have such deficit balance after all other allocations provided for in Section 7.2 have been tentatively made as if this Section 7.4(b) were not in this Agreement.

               (c) Member Nonrecourse Deduction.  Any Member Nonrecourse
                   ----------------------------
     Deduction shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Loan giving rise to such deduction within the meaning of Treas. Reg. (S) 1.752-2.

               (d) Section 754 Adjustments.  To the extent an adjustment to the
                   -----------------------
     adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or with respect to a distribution to a Member in
                       -
     liquidation of such Member's interest in the Company, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining
                            -
     Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be allocated to the Members in accordance with their interests in the Company, in the event Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member
                                                -
     to whom such distribution is made, in the event Treas. Reg. 1.704-1(b)(2)(iv)(m)(4) applies.
                 -

          7.5  TAX ALLOCATIONS.
               ---------------

               (a) General.  For federal, state and local income tax purposes,
                   -------
     all items of taxable income, gain, loss, and deduction for each Fiscal Year shall, except as provided in Sections 7.5(b) and (c), be allocated among the Members in accordance with the manner in which the corresponding items were allocated under Sections 7.2, 7.3 and 7.4.

               (b) Contributed property.  If property is contributed to the
                   --------------------
     Company by a Member and if there is a difference between the basis of such property to the Company for federal income tax purposes and the fair market value at the time of its contribution, then items of income, deduction, gain and loss with respect to such property as computed for federal income tax purposes (but not for book purposes) shall be shared among the Members so as to take account of such difference as required by Section 704(c) of the Code.

               (c) Revalued property.  If property (other than property
                   -----------------
     described in Section 7.5(b)) of the Company is reflected in the Capital Accounts of the Members and on the books of the Company at a book value that differs from the adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property (including the revaluation made pursuant to Section 7.1(b)), then items of income, deduction, gain and loss with respect to such property for federal income tax purposes (but not for book purposes) shall be shared among the Members in a manner that takes account of the difference between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as differences between adjusted basis and fair market value are taken into account in determining the Members' shares of tax items under Section 704(c) of the Code.


     8.   DISTRIBUTIONS.
          -------------

               (a) The Company may make distributions to the Members from time to time. All distributions hereunder, whether in cash or other property (or a combination thereof) shall be made to the Members in the following order of priority:

                        (i) first, to the Class A Member in an aggregate amount equal to its Capital Contributions as described in clause (ii) of Section 6.1(a);

                        (ii) second, to the Members in proportion, and in an aggregate amount equal, to their respective Capital Contributions (excluding, in the case of the Class A Member, its Capital Contributions as described in clause (ii) of Section 6.1(a)); and

                        (iii) thereafter, to the Members in accordance with their respective positive Capital Account balances.

               (b) Distributions shall not be authorized or made hereunder if and to the extent that such distributions would render the Company insolvent or impair its ability to discharge its obligations, whether or not accrued, absolute, fixed or contingent, would interfere with its ability to carry out the purposes of the Company or otherwise would be in violation of the Act.


     9.   BOOKS OF ACCOUNT; REPORTS.
          -------------------------

          9.1  BOOKS OF ACCOUNT.      The Company's books and records shall be
               ----------------
maintained at the principal office of the Company or at any other location designated by the Members, and all Members shall have access thereto at all reasonable times. The books and records shall be kept on the basis of accounting used for federal income tax purposes, reflect all Company transactions and shall be otherwise appropriate and adequate for the conduct of the Company's business.

          9.2  REPORTS.
               -------

               (a) Within seventy-five (75) days after the end of each Fiscal Year, the Company shall prepare and submit to each Member an annual report of the Company for such Fiscal Year. The annual report shall include the balance sheet of the Company as of the last day of such Fiscal Year and statements of profit or loss and cash flows of the Company for such Fiscal Year. The report shall be accompanied by a supplementary schedule showing the entries to the Members' (separately and in the aggregate) Capital

     Accounts in respect of such Fiscal Year, together with the appropriate Internal Revenue Service forms showing entries required to be made on each such Member's federal income tax return with respect to the Company's Net Profits or Net Losses.

               (b) In connection with the liquidation and dissolution of the Company, the Members or the Liquidation Trustee (as the case may be) shall prepare and submit to the Members a termination report containing the financial statements of the Company as of and for the period ended upon the substantial completion of liquidation.


     10.  MANAGEMENT OF THE COMPANY.
          -------------------------

          10.1 MANAGEMENT BY MEMBERS.    The management, operation and control
               ---------------------
of the Company and its business and affairs shall rest exclusively with the Members.

          10.2 MANAGEMENT COMMITTEE.
               --------------------

               (a) The management of the Company by and on behalf of the Members shall be effectuated by a Management Committee comprised of seven individuals, five (5) of whom shall be designated at any time and from time to time by the Class A Member, and two (2) of whom shall be designated at any time and from time to time by the Class B Member. The Class C Members shall have no right to designate any member of the Management Committee. Each individual serving on the Management Committee (i) shall serve at the pleasure of, (ii) may be removed at any time and for any reason by, (iii) shall be the agent of and (iv) shall cast any votes as may be taken hereunder on behalf of, the Member who shall have designated such individual in accordance with this Section. All actions taken and all determinations and decisions made by (x) a majority in number of the members of the Management Committee shall be deemed for all purposes to be the actions taken by the Members and (y) all of the members of the Management Committee shall be deemed for all purposes to be the actions taken by all of the Members. Any action, determination or decision (including matters as to which the Management Committee is given authority to act by the terms of this Agreement) as to which a majority in number of the members of the Management Committee cannot agree shall be taken or made by a Majority-in-Interest of the Voting Members.

               (b) In furtherance of (and subject to) subsection (a) of this
     Section 10.2, the following individuals are hereby designated as the members of the Management Committee

          by the Class A Member:         Jay L. Sedwick;
                                         Kirby J. Campbell;
                                         Dru A. Sedwick;
                                         William C. Stewart, and
                                         Bryan Cipoletti; and
          by the Class B Member:         Robert L. Reed;  and
                                         Walter Burmeister

               (c) The Management Committee may adopt and amend such by-laws, rules, regulations, policies and procedures as it may determine to be in the best interest of the Company (but not inconsistent with this Agreement) for the conduct of the business of the Management Committee and the business and affairs of the Company.

               (d) Notwithstanding the foregoing provisions of this Section 10.2, the Management Committee shall not have to power to act in respect of the following matters without the consent of a Majority-in-Interest of the Voting Members:

                    (i) the issuance, sale or other disposition by the Company of any debt or equity securities or similar interests in the Company except pursuant to any plan as may be adopted by a Majority-in-Interest of the Voting Members in respect of the issuance of Units to Class C Members as contemplated by Section 13.2;

                    (ii) the sale, lease or transfer of a material portion of the assets of the Company or the sale, transfer or assignment of any material governmental permit or license relating to the business of the Company;

                    (iii) the adoption of operating, capital or other budgets;

                    (iv) the modification to any then-current, approved budget, or the approval of any expenditure in excess of amounts previously included in a then-current, approved budget;

                    (v) causing the Company to (A) guarantee or otherwise become liable for the indebtedness of any other person, (B) extend credit (other than in the ordinary course of business) to any person, (C) incur any indebtedness (other than trade payables incurred in the ordinary course of business and as contemplated in any then-current, approved budget) or (D) pledge, encumber or create any lien upon or in any of the assets of the Company;

                    (vi) the employment of management personnel or the discharge or material modification of the terms of employment or duties of any such personal;

                    (vii) the authorization or payment of any compensation to any employee of the Company or any other person engaged by the Company if the expected annual compensation payable to such employee or other person would exceed $100,000;

                    (viii) the authorization, approval or execution of any contract or other agreement on behalf of the Company under which the Company would be obligated for amounts in excess of $250,000;

                    (ix) the authorization or payment of any bonus to any employee of the Company or any other person engaged by the Company;

                    (x) any change to the Company's then-existing employee benefit plans; or

                    (xi) the approval of any transaction with a person or entity which is an Affiliate of any Member on terms less advantageous to the Company than those which would be available from an unrelated party.

          10.3    TITLE DESIGNATIONS.    The Management Committee shall have the
                  ------------------
power to create such employee or officer-type designations (such as president, vice-president and the like) as it shall determine to be in the best interests of the Company, to designate the powers, authorities and responsibilities as shall be deemed to have been granted to and undertaken by those individuals to whom such designations are assigned and to determine those individual(s) to whom such designations (and the accompanying powers, authorities and responsibilities) shall be assigned. Except as may be limited by contract, each individual to whom is assigned any such designation shall serve at the pleasure of the Management Committee, and any such designation (and the accompanying powers, authorities and responsibilities) may be modified or terminated at any time in the sole discretion of the Management Committee.

          10.4      LIABILITY AND INDEMNIFICATION.
                    -----------------------------

               (a) No Member, and no member of the Management Committee, shall be liable to the Company or to any other Member for any debts owed by the Company to any such Member, or for any actions taken or omissions made in good faith and reasonably believed by such Member (or member of the Management Committee) to be in the best interests of the Company, or for errors of judgment, except to the extent such acts or omissions constitute gross negligence, recklessness or willful misconduct.

               (b) To the fullest extent permitted by law, the Company shall indemnify each Member, each member of the Management Committee and the Company's and each Member's (and member of the Management Committee's) partners, employees, agents and Affiliates (where acting for or as agent of the Company or the Member (or the member of the Management Committee) in its capacity as such) (any of the foregoing Persons being hereinafter an "Indemnified Person") and save and hold them and each of them harmless from and in respect of (i) all fees, costs and expenses, including attorneys' fees, incurred in connection with, or resulting from, any claim, action or demand against any such Indemnified Person or the Company which arise out of, or in any way relate to, the Company, its properties, business or affairs, and (ii) all such claims, actions and demands and any losses, liabilities or damages resulting therefrom, including amounts paid by such Indemnified Person with the prior written consent of the Company in settlement or compromise of any such claim, action or demand; provided, however, that this indemnity shall not extend to any such Indemnified Person to the extent that its acts and omissions shall have been adjudged to constitute a breach of this Agreement or gross negligence, recklessness or willful misconduct.

          10.5   BANKING.    All funds of the Company shall be deposited in such
                 -------
bank account or accounts of federally insured bank(s) as shall be determined by the Members. Such funds shall not be commingled with any of the funds of any Member. All withdrawals therefrom shall be made upon written authorization signed by any Person authorized to do so by the Members.

          10.6   TAX MATTERS MEMBER.    The Class A Member shall be the "tax
                 ------------------
matters partner" (as defined in Section 6231(a)(7) of the Code) to act on behalf of the Company in connection with Company income tax matters.


     11.  OTHER ACTIVITIES OF THE MEMBERS.   Y  Nothing in this Agreement shall
          -------------------------------
preclude any Member or its Affiliates from engaging in other transactions and possessing interests and making investments in and loans to other business ventures of any nature or description (whether or not competitive with the business of the Company), independently or with others, whether existing as of the date hereof or hereafter coming into existence, and neither the Company nor any other Member shall have any rights in or to any such other transactions, investments or ventures or the income or profits derived therefrom.


     12.  EXPENSES AND FEES.
          -----------------

          12.1 INITIAL EXPENSES.    Pre-Operating Expenses and Organizational
               ----------------
Expenses will be amortized as permitted by the Code.

          12.2 OPERATING EXPENSES.    The Company shall be obligated to pay or
               ------------------
reimburse the expenses of operating and maintaining the Company and its Properties, which expenses shall include, without limitation, legal, accounting and auditing fees and expenses of the Company and the costs of the acquisition, maintenance, repair and disposition of the Company's Properties and taxes and assessments with respect thereto.

          12.3 COMPENSATION.      No Member, as such, shall receive any salary,
               ------------
fee or draw for services rendered to or on behalf of the Company.


     13.  ADMISSIONS.
          ----------

          13.1 ADMISSIONS OF ASSIGNEES.
               -----------------------

               (a) All transfers by a Member of its Units, or any interest therein, shall entitle the transferee only to receive the allocations and distributions to which the transferring Member would otherwise be entitled, and such transferee shall become a

     Member, and shall have the right to participate in the management of the business and affairs of the Company, only upon compliance with the requirements of Sections 13.1(b) and (c) and only with the advance written consent of the Management Committee, which consent shall be given in its sole and absolute discretion.

               (b) No Person to whom a transferring Member has transferred its Units, or any interest therein, shall become a Member of the Company or have the right to participate in the management of the business and affairs of the Company unless (i) provision therefor is made by the instrument of assignment, (ii) such Person executes and acknowledges such instruments as the Management Committee (acting (if applicable) without the participation of the Member making such transfer) reasonably deems necessary or advisable to permit such Person to become a Member, (iii) in the opinion of counsel for the Company, (A) neither the assignment of such Units, or any interest therein, nor the becoming of a Member by such Person will adversely affect the Company's classification as a partnership for federal income tax purposes and (B) neither the offering nor the proposed transfer of such Units, or interest therein, will violate, or cause the original issue thereof to be in violation of, the securities laws, rules or regulations of the United States, any state thereof or any other jurisdiction, (iv) all other steps are taken which, in the opinion of the Management Committee, are reasonably necessary to permit such Person to become a Member and (v) such Person pays for all expenses incurred by the Company in connection with such Person's becoming a Member.

               (c) Any Person becoming a Member pursuant to this Section 13 will succeed to all rights and be subject to all the obligations of the assigning Member with respect to the Units, or interest therein, assigned to such Person.

               (d) The Management Committee may suspend all transfers and assignments of Units (or interests therein) for a period of up to 12 months whenever the Management Committee reasonably determines, or is advised by counsel, that in light of previous transfers, any subsequent transfer of Units (or interests therein) may reasonably be expected to result in a termination of the Company for purposes of Section 708(b) of the Code.

          13.2 OPTIONS TO ACQUIRE CLASS C UNITS; ADMISSION OF CLASS C MEMBERS.
               --------------------------------------------------------------
It is anticipated that a Majority-in-Interest of the Voting Members will adopt a plan pursuant to which the Management Committee may grant to key employees, and a Majority-in-Interest of the Voting Members may grant to members of the Management Committee, options to acquire up to 1,254,000 Units (less, on the date of any such grant, the number of "Units" as may then be outstanding under (and as such term is defined in) the Company's Amended and Restated Performance Unit Plan adopted as of September 30, 1997). Any such employee or member so acquiring any of such Units upon the exercise of any such option shall be deemed to have been admitted to the Company as, and in respect of such Units such employee or member shall be, a Class C Member and shall have such rights, privileges and benefits as are set forth in this Agreement in respect of Class C Members.

          13.3 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED OR NEW
               --------------------------------------------------------------
UNITS.    If any Units, or any interest therein, are sold, assigned, transferred
-----
or issued, or any Person otherwise becomes a Member during any Fiscal Year in compliance with the provisions of this Section 13, Net Profits, Net Losses, each item thereof, and all other items attributable to such Units, or interest therein, for such Fiscal Year shall be allocated among the Members by taking into account their varying interests during such Fiscal Year in accordance with
Section 706(d) of the Code. Unless otherwise required by the Regulations, such sale, assignment, transfer, issuance or admission shall be deemed to have occurred at the end of the calendar month during which such event shall have actually occurred, and such allocations shall be determined and made pursuant to a pro forma closing of the books of the Company as of the end of such month.
  ---------
With respect to a transferred Unit, or any interest therein, all distributions on or before the deemed date of such transfer shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 13.3.


     14.  DISSOLUTION OF COMPANY.
          ----------------------

               (a) The Company shall dissolve upon the occurrence of any of the following events:

                       (i) the expiration of the term of the Company as provided in Section 5 unless such term is extended by the unanimous agreement of the Members;

                       (ii)  the written agreement of all of the Members;

                       (iii) subject to Section 14(b), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company;

                       (iv) the sale of all or substantially all the assets of the Company;

                       (v) the entry of an order of judicial dissolution under the Act; or

                       (vi) the entry of a final judgment, order or decree of a court with competent jurisdiction adjudicating the Company to be bankrupt, and the expiration of the period, if any, allowed by applicable law in which appeal therefrom.

               (b) An event described in clause (iii) of Section 14(a) shall not cause the Company to dissolve if the business of the Company is continued with the consent of all of the remaining Members within ninety (90) days after the date of such event. All Members hereby consent to the continuation of the business of the Company in the event that any event described in clause (iii) of Section 14.1(a) occurs with respect to a Class C Member.


     15.  WINDING UP OF THE COMPANY.
          -------------------------

          15.1 TERMINATION OF COMPANY BUSINESS.    Upon dissolution of the
               -------------------------------
Company as provided in Section 14, the Company shall cease to conduct its activities, and its business and affairs shall be wound up as promptly as practicable in conformity with the procedures herein set forth and the requirements of the Act.

          15.2 LIQUIDATION OF ASSETS.    Upon dissolution of the Company, the
               ---------------------
Members or a Liquidation Trustee selected by a Majority-in-Interest of the Members shall arrange for liquidation of the Company's assets and cause such liquidation to be carried out as promptly as is consistent with realization of maximum value. The Members or the Liquidation Trustee, as the case may be, shall have full power and authority to:

               (a) sell, at such prices and upon such terms as they or it in their or its sole discretion may deem appropriate, any or all of the Company's assets, provided that such sales shall be made for cash to the fullest extent practicable;

               (b) incur such fees, costs and expenses for the account of the Company as may be reasonable and necessary or advisable to accomplish such liquidation;

               (c) defer and withhold from liquidation Company assets if, in their or its best judgment, such action is in the best interests of Company's creditors and the Members; and

               (d) take any and all other actions as may be permitted under the Act.

          Pending the liquidation provided for herein, the Members or the Liquidation Trustee, as the case may be, shall have the power and authority to operate, manage and otherwise deal with Company Property and to pay or provide for payment and discharge of the Company's debts, obligations and liabilities, whether or not accrued, absolute, fixed or contingent.

          15.3 DISTRIBUTION OF ASSETS.
               ----------------------

               (a) Gain or loss realized upon the sale or exchange of Company assets pursuant to Section 15.2 shall be allocated to the Members' Capital Accounts in accordance with the provisions of Section 7.

               (b) Prior to any distribution relating to liquidation of the Company, the Members or the Liquidation Trustee, as the case may be, shall also adjust each Member's Capital Account to reflect the manner in which the unrealized income, gain, loss and deduction inherent in the Company's Property (that has not been reflected in the Members' Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such Property for the fair market value of such Property (taking Section 7701(g) of the Code into account) on the date of distribution.

               (c) Distributions relating to liquidation may be made in cash or other property (or a combination thereof).

               (d) Distribution of the Company assets upon liquidation shall be made in the following order:

                       (i) To the payment and discharge of all debts, liabilities and obligations of the Company to Company creditors (including Members and former Members) in the order of priority as provided by law;

                       (ii) To the establishment of any reserves for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that if such reserves are established, the Capital Accounts of the Members shall be adjusted pursuant to Section 15.3(b) and upon the determination that it is no longer necessary to maintain any particular portion of such reserves, such portion shall be immediately distributed in accordance with Section 15.3(d)(iii).

                       (iii) To the Members in accordance with the net credit balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which such liquidation occurs (other than those made pursuant to this clause (iii) and subsection (e)), by the end of such taxable year (or, if later, within 90 days after the date of the Company's liquidation).

               (e) If any Member has a deficit balance in its Capital Account following the distribution of Company assets upon dissolution, as determined after taking into account all Capital Account adjustments for the taxable year during which such dissolution occurs (other than those made pursuant to this subsection (e)), such Member shall be required to restore the amount of such deficit to the Company as soon as practicable but in no event later than the end of such taxable year (or, if later, within 90 days after the date of the Company's liquidation), which amount shall be paid to the Company's creditors or distributed to the Members in accordance with their respective positive Capital Account balances in accordance with clause (d)(ii) of this Section 15.3; provided, however, that no Company creditor may rely upon this sentence in order to create an obligation of any Member to pay a Company debt which such Member is not otherwise personally obligated to pay.

               (f) Upon the completion of the winding up of the affairs of the Company and the distribution of its assets as provided for herein and in the Act, the Members shall cause the Certificate to be canceled in accordance with the Act.


     16.  AMENDMENT OF AGREEMENT.    This Agreement may be amended in whole or
          ----------------------
in part only with the written consent of all of the Class A and Class B Members; provided, however, that no such amendment shall directly reduce the Capital Account (except as a result of a revaluation of the Company's assets) of any Class C Member or its rights to allocations and distributions (other than as may occur by the issuance of additional Units of any class) without the consent of such Class A Member.


     17.  ACTION BY AND MEETINGS OF THE MEMBERS.
          -------------------------------------

          17.1 ACTION BY THE MEMBERS.    Any vote, consent, approval,
               ---------------------
determination, election or agreement in regard to any action required of or permitted by a Member (including on behalf of a Member by the members of the Management Committee which are designated by such Member) by any provision of this Agreement or by law shall be effective if taken, given or made by a Majority-in-Interest of the Voting Members and may be expressed as follows:

               (a) by the written consent of the Member at or prior to the time of the action for which the consent is intended;

               (b) by the Member's failure to respond to a written request for consent sent by another Member to such Member, which failure to respond continues for at least 30 days after the date upon which such request was received by such Member (which date shall be determined with reference to the date set forth in the return receipt with respect to the mailing of such request by the Member seeking such consent); or

               (c) by the affirmative vote of the Member as to the action for which the vote is taken at any meeting which may be called and held to consider such action pursuant to Section 17.2.

          17.2 MEETINGS OF MEMBERS.
               --------------------

               (a) Any matter requiring the vote, consent, approval, determination, election or agreement of the Members pursuant to any Section of this Agreement or by law may be considered at a meeting held not fewer than fifteen (15) days nor greater than sixty (60) days after written notice thereof shall have been given by any Member.

               (b) Such meeting may be held at the principal office of the Company or may be held by means of conference telephone or similar methods of communication during which all persons participating may be heard simultaneously.

     18.  MEMBERS' COVENANTS; BREACH.
          --------------------------

          18.1 COVENANT NOT TO DISSOLVE.    Notwithstanding any provision of the
               ------------------------
Act or Section 14, each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise permitted by Section 13, no Member shall cease to be a Member, be entitled to demand or receive any distributions, a return of such Member's Capital Contributions or profits (or a bond or other security for the return of such Capital Contributions or profits), or exercise any power under the Act to dissolve the Company, without the unanimous consent of the Members.

          18.2 CONSEQUENCES OF VIOLATION OF COVENANT.    Notwithstanding
               -------------------------------------
anything to the contrary in the Act, if a Member (a "Breaching Member") attempts to cease being a Member or dissolve the Company in breach of Section 18.1, the Company shall (subject to the requirements of Section 14(b)) continue and such Breaching Member shall be subject to this Section 18.2. In such event, the following shall occur:

               (a) the Breaching Member shall immediately cease to be a Member and shall have no further power to participate in the business or affairs of the Company or to otherwise act for or bind the Company;

               (b) the other Members shall continue to have the right to possess the Company's assets and goodwill and to conduct its business and affairs;

               (c) the Breaching Member shall be liable in damages, without requirement of a prior accounting, to the Company for all costs and liabilities that the Company or the other Members may incur as a result of such breach;

               (d) the Company shall have no obligation to pay to the Breaching Member any distributions or its Capital Contribution or profits, but may, by notice to the Breaching Member within 30 days of such breach, elect to make Breach Payments (as defined in Section 18.3) to the Breaching Member in complete satisfaction of the Breaching Member's interest in the Company;

               (e) if the Company does not elect to make Breach Payments pursuant to Section 18.2(d), the Company shall treat the Breaching Member as if it were an assignee of the Units of the Breaching Member and shall make allocations and distributions to the Breaching Member only of those amounts otherwise allocable and distributable with respect to such Units hereunder;

               (f) the Company may apply any distributions otherwise payable with respect to such Breaching Member's Units (including Breach Payments) to satisfy any claims it may have against the Breaching Member;

               (g) the Breaching Member shall have no right to inspect the Company's books or records or obtain other information concerning the Company's operations;

               (h) the Breaching Member shall continue to be liable to the Company for any unfulfilled Capital Commitment hereunder with respect to its Units; and

               (i) notwithstanding anything to the contrary hereinabove provided, unless the Company has elected to make Breach Payments to the Breaching Member in satisfaction of his Units, the Company may offer and sell (on any terms that are not manifestly unreasonable) the Units of the Breaching Member to the other Members or other Persons on the Breaching Member's behalf, provided that any Person acquiring such Units becomes a Member with respect to such Units in accordance with Section 13.

          18.3 BREACH PAYMENTS.    For purposes hereof, Breach Payments shall be
               ---------------
made in four installments, each equal to one-fourth of the Breach Amount, payable on the next four consecutive anniversaries following the breach by the Breaching Member, plus interest accrued from the date of such breach through the date each such installment on the unpaid balance of such Breach Amount at the lowest rate permitted under Section 1274 of the Code so as to avoid the imputation of interest income. The Breach Amount shall be an amount equal to the lesser of (i) the balance in such Breaching Member's Capital Account on the date of such breach or (ii) the fair market value of such Breaching Member's Units in the Company determined by appraisal, the cost of which shall be borne entirely by the Breaching Member. The Company may, at its sole election, prepay all or any portion of the Breach Payments and interest accrued thereon at any time without penalty.

          18.4 NO BONDING.      Notwithstanding anything to the contrary as may
               ----------
be provided by law, if, under Section 18.2(e), the Company treats a Breaching Member as an assignee of Units in the Company, the Company shall not be obligated to secure the value of the Breaching Member's Units by bond or otherwise; provided, however, that if a court of competent jurisdiction determines that, in order to continue the business of the Company such value must be so secured, the Company may provide such security. If the Company provides such security, the Breaching Member shall not have any right to participate in Company profits or distributions during the remaining term of the Company, or to receive any interest on the value of such Units.


     19.  DISPUTES. (S)  In the event of any dispute with respect to any
          --------
matter arising out of this Agreement, as the same may be amended or supplemented, such dispute shall be submitted to arbitration upon request of any one or more of the disputants, who shall notify each of the other disputants in writing of such request. Each of the disputants shall promptly designate one person to serve as an arbitrator and the arbitrators so designated shall within 30 days select another person as Chairman of the Board of Arbitration by agreement or, if they are unable to agree, then through the services and facilities of the Pittsburgh, Pennsylvania regional office of the American Arbitration Association and in accordance with the rules thereof. The parties hereto agree that in any such arbitration proceeding (i) discovery in accordance with the Federal Rules of Civil

Procedure shall be available to each of the disputants and (ii) the Federal Rules of Evidence shall govern the admissibility of all evidence. The decision and award of a majority of the Board of Arbitration shall be final and binding upon the disputants, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof. The agreement herein to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. The cost of any arbitration shall be borne by the non-prevailing party or in such other manner as the Board of Arbitration may determine.


     20.  MISCELLANEOUS.
          -------------

          20.1 NOTICES.    Any notice, payment, demand, request or other
               -------
communication required or permitted to be given by any provision of this Agreement or by law shall be in writing and shall be delivered in person, by overnight air courier, by certified mail, by facsimile transmission or by telegram. Any such communication shall be deemed to have been effectively delivered or given, whether or not the same is actually received (except in the case of payments) (i) if mailed, upon the earlier of actual receipt or five days after deposit in the United States mail by certified mail, postage prepaid, to the proper address, (ii) when delivered in person or by overnight air courier,
(iii) when receipt of a facsimile transmission is confirmed by telephone or (iv) when a telegram is received.

          Notices shall be addressed as follows or to such other address or addresses as may be specified by written notice to the Members:

          If to the
          Company:            FACILICOM INTERNATIONAL, L.L.C.
                              1735 I Street,  Suite 913
                              Washington, DC  20006
                              Attention:  Walter Burmeister
                              Fax No.:  202-496-1109

          If to Armstrong:    ARMSTRONG INTERNATIONAL
                              TELECOMMUNICATIONS, INC.
                              One Armstrong Place
                              Butler, Pennsylvania, 16001
                              Attention:  Kirby J. Campbell
                              Fax No.:  412-283-2602

          With a copy to:     Henry C. Cohen, Esq.
                              Cohen & Grigsby, P.C.
                              2900 CNG Tower
                              625 Liberty Avenue
                              Pittsburgh, PA  15222
                              Fax No.:  (412) 391-3382

          If to FMG:          FCI MANAGEMENT GROUP
                              c/o Epic Capital Corp.
                              Two Gateway Center, 16th Floor
                              Pittsburgh, PA  15222
                              Attention:  Robert L Reed
                              Fax No.:  412-471-5637

               and            c/o BFV Associates, Inc.
                              6845 Wilson Lane
                              Bethesda, MD  20817
                              Attention:  Walter Burmeister
                              Fax No.:  301-320-6498

          20.2 SECTION HEADINGS.   Section and other headings contained in this
               ----------------
Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          20.3 SEVERABILITY.      The provisions of this Agreement shall be
               ------------
deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion.

          20.4 GOVERNING LAW.      The laws of the State of Delaware, excluding
               -------------
its choice of law provisions, shall govern this Agreement. All references herein to statutes, regulations and governmental agencies are deemed to refer to their corresponding provisions of succeeding statutes or regulations or to successor agencies, as the case may be.

          20.5 COUNTERPART EXECUTION.      This Agreement may be executed in any
               ---------------------
number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

          20.6 PARTIES IN INTEREST.      Each and every covenant, term,
               -------------------
provision and agreement herein contained shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

          20.7 GENDER AND NUMBER.     As the context requires, all words used
               -----------------
herein in the singular shall extend to and include the plural; all words used in the plural shall extend to and include the singular; and all words used in either gender shall extend to and include the other gender or be neutral.

          20.8      SECTION REFERENCES.  Except as otherwise specifically noted
                    ------------------
or required in the context, all references herein to Sections shall refer to Sections of this Agreement.

          20.9 ENTIRE AGREEMENT.   This Agreement sets forth the entire
               ----------------
agreement and understanding among the parties as to the specific subject matter hereof and supersedes all prior discussions, agreements and understandings between the parties.

          IN WITNESS WHEREOF, this First Amended and Restated Limited Liability Company Agreement has been executed as of the date first above written.


ATTEST:                          ARMSTRONG INTERNATIONAL
                                 TELECOMMUNICATIONS, INC.


                                 By
----------------------------        --------------------------------
                                 Title:
                                        ----------------------------

                                 FCI MANAGEMENT GROUP

ATTEST:                          By:  EPIC CAPITAL CORP.

                                        By
----------------------------               -------------------------
                                        Title:
                                              ----------------------
                                                 General Partner


ATTEST:                          By:  BFV ASSOCIATES, INC.


                                        By
----------------------------               -------------------------
                                        Title:
                                              ----------------------
                                                 General Partner

                                   Exhibit B


                                 FCI (GP), LLC

                      LIMITED LIABILITY COMPANY AGREEMENT




                         Dated as of September 30, 1997

                               TABLE OF CONTENTS

Section                                                             Page

 1.  Certain Definitions..........................................     1

 2.  Organization.................................................     4
      2.1  Formation..............................................     4
      2.2  Name...................................................     4

 3.  Principal Place of Business; Registered Office and Agent.....     5

 4.  Purposes and Powers of the Company...........................     5
      4.1 General Purposes and Powers.............................     5
      4.2 Additional Powers.......................................     5

 5.  Term.........................................................     5

 6.  Capital Contributions and Related Matters....................     5
      6.1  Capital Contributions..................................     5
      6.2  Additional Capital Contributions.......................     6
      6.3  Repayment of Capital Contributions.....................     6
      6.4  No Priorities Among Members............................     6

 7.  Capital Accounts; Allocations................................     6
      7.1  Capital Accounts.......................................     6
      7.2  Allocations of Net Profits.............................     7
      7.3  Allocations of Net Losses..............................     7
      7.4  Special Allocations....................................     8
      7.5  Tax Allocations........................................     9

 8.  Distributions................................................     9

 9.  Books of Account; Reports....................................    10
      9.1  Books of Account.......................................    10
      9.2  Reports................................................    10

10.  Management of the Company....................................    11
     10.1  Management by Members..................................    11
     10.2  Management Committee...................................    11
     10.3  Title Designations.....................................    11
     10.4  Liability and Indemnification..........................    12
     10.5  Banking................................................    12
     10.6  Tax Matters Member.....................................    12

11.  Other Activities of the Members..............................    13

12.  Expenses and Fees............................................    13
     12.1  Initial Expenses.......................................    13
     12.2  Operating Expenses.....................................    13
     12.3  Compensation...........................................    13

13.  Transfers of Interests; Admission............................    13
     13.1  Transfer Restrictions..................................    13
     13.2  Admissions.............................................    15
     13.3  Distributions and Allocations in Respect to
           Transferred Interests..................................    16

14.  Dissolution of Company.......................................    16

15.  Winding Up of the Company....................................    17
     15.1  Termination of Company Business........................    17
     15.2  Liquidation of Assets..................................    17
     15.3  Distribution of Assets.................................    18

16.  Amendment of Agreement.......................................    19

17.  Action by and Meetings of the Members........................    19
     17.1  Action by the Members..................................    19
     17.2  Meetings of Members....................................    20

18.  Members' Covenants; Breach...................................    20
     18.1  Covenant Not to Dissolve...............................    20
     18.2  Consequences of Violation of Covenant..................    20
     18.3  Breach Payments........................................    21
     18.4  No Bonding.............................................    21

19.  Disputes.....................................................    22

20.  Miscellaneous................................................    22
     20.1  Notices................................................    22
     20.2  Section Headings.......................................    23
     20.3  Severability...........................................    23
     20.4  Governing Law..........................................    23
     20.5  Counterpart Execution..................................    23
     20.6  Parties in Interest....................................    24
     20.7  Gender and Number......................................    24
     20.8 Section References......................................    24
     20.9  Entire Agreement.......................................    24

                                 FCI (GP), LLC

                      LIMITED LIABILITY COMPANY AGREEMENT



     THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of September 30, 1997, is entered into by and among ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("Armstrong"), and FCI MANAGEMENT GROUP, a Pennsylvania general partnership ("FMG").


                        W I T N E S S E T H   T H A T :


     WHEREAS, the parties have been associated in a Limited Liability Company under the Act;

     WHEREAS, the parties wish to memorialize there understandings in respect of such Limited Liability Company upon the terms herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


     1.   CERTAIN DEFINITIONS.
          -------------------

          When used herein and except as the context may otherwise require, the following terms shall have the meanings set forth below:

             "ACT" means the Delaware Limited Liability Company Act (Chapter 18, Title 6 of the Delaware Code Annotated), as amended from time to time.

             "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account after giving effect to the following adjustments:

               (I) Credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore pursuant to any provision of this Agreement, (B) an amount equal to such Member's share of Company Minimum Gain and of Member Nonrecourse Debt Minimum Gain as determined under Treas. Regs. 1.704-2(g) and 1.704-2(i)(5), respectively, and (C) any amount which such Member is deemed to be obligated to restore pursuant to Treas. Reg. 1.704-1(b)(2)(ii)(c); and

               (II) Debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treas. Reg. 1.704-1(b)(2)(ii)(d).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. As used in the immediately preceding sentence, the term "control" means, with respect to a Person, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such Person, and the term "majority" means more than fifty percent (50%).

            "AGREEMENT" means this Limited Liability Company Agreement as the same may be amended and supplemented from time to time.

            "CAPITAL ACCOUNT" means the capital account of each Member established and maintained in accordance with Section 7.1.

            "CAPITAL COMMITMENT", in respect of any Member, means that which is agreed to be contributed to the capital of the Company by such Member without regard to such Member's Capital Contribution.

            "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of cash and/or the fair market value of the property or services actually contributed to or performed on behalf of the Company by such Member.

            "CERTIFICATE" means the certificate of formation of the Company, and all amendments thereto, executed and filed pursuant to the Act and the terms of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended. All references herein to specific Sections of the Code shall be deemed to refer also to the corresponding provisions of succeeding law.

            "COMPANY" means the Limited Liability Company existing pursuant to this Agreement.

            "COMPANY MINIMUM GAIN" has the same meaning as the phrase "partnership minimum gain" as set forth in Treas. Regs. 1.704-2(d).

            "FISCAL YEAR" means the Company's fiscal year which shall commence on October 1 and end on September 30 (unless otherwise required by the Code) of each year, except that such term shall also include any period for which the Company is required to allocate Net Profits, Net Losses and other items of income, gain, loss or deduction pursuant to Section 7.

            "LIQUIDATION TRUSTEE" means the trustee selected by the Members pursuant to Section 15.2.

            "MAJORITY-IN-INTEREST OF THE MEMBERS" means Members holding Units representing greater than fifty percent (50%) of the total number of Units held by all Members.

            "MANAGEMENT COMMITTEE" means the Management Committee formed pursuant to Section 10.2.

            "MEMBERS" means Armstrong and FMG, and each of them individually, and any other Person who becomes a Member in accordance with this Agreement.

            "MEMBER NONRECOURSE DEBT MINIMUM GAIN" has the same meaning as the phrase "partner nonrecourse debt minimum gain" as set forth in Treas. Reg. 1.704-2(i).

            "MEMBER NONRECOURSE DEDUCTION" has the same meaning as the phrase "partner nonrecourse deduction" as set forth in Treas. Reg. 1.704-2(i).

            "MEMBER NONRECOURSE LOAN" means a loan made to, or credit arrangement for the benefit of, the Company by a Member or by a person related to a Member (as defined in Treas. Reg. 1.752-4(b)) which by its terms (or by operation of law) exculpates the Members from personal liability on the debt, but under which such Member or related person bears the ultimate economic risk of loss within the meaning of Treas. Reg. 1.752-2.

            "NET LOSSES" for any Fiscal Year means the excess, if any, of the items of loss and deduction over the items of income and gain of the Company as recorded on its financial accounting books and records for such Fiscal Year.

            "NET PROFITS" for any Fiscal Year means the excess, if any, of the items of income and gain over the items of loss and deduction of the Company as recorded on its financial accounting books and records for such Fiscal Year.

            "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treas. Reg. 1.704-2(b).

            "ORGANIZATIONAL EXPENSES" means the fees, costs and expenses of, and incidental to, the organization of the Company. Such expenses shall include any and all amounts categorized as "organizational expenditures" under the Code.

            "PERSON" means any individual, partnership, corporation, trust or other entity.

            "PRE-OPERATING EXPENSES" means the investigative fees, costs and expenses incidental to the creation of the Company and the fees, costs and expenses incurred in connection with the commencement of operations of the Company. Such expenses shall include any and all amounts categorized as "start-up expenditures" under the Code.

            "PROPERTY" means all of the property, real, personal or mixed, tangible or intangible, owned by the Company or in or to which the Company has any interest of any nature or description.

            "TAX MATTERS MEMBER" means the Member of the Company so designated pursuant to Section 10.6.

            "TREAS. REG." and "REGULATIONS" mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Unit", or any fraction thereof, means an ownership interest in the Company representing the Capital Account of a Member and including such Member's share of Net Profits and Net Losses, such Member's right to receive distributions hereunder and any and all other rights and interests to which such Member may be entitled as provided in this Agreement.


     2.   ORGANIZATION.
          ------------

          2.1  FORMATION.   The Members hereby ratify and confirm the filing
               ---------
of the Certificate with the Office of the Secretary of State of Delaware on July 31, 1996 and agree to continue the Company as a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

          2.2  NAME.   The name of the Company is "FCI (GP), LLC".
               ----

     3.   PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.
          --------------------------------------------------------

               (a) The principal place of business of the Company will be located at 1401 New York Avenue, NW, 8th Floor, Washington, D.C. 20005, or at such other place as the Members may determine from time to time.

               (b) The address of the Company's registered office in Delaware is 1013 Centre Road, Wilmington, Delaware, 19805, and its initial registered agent for service of process is Corporation Service Company. The Members may designate a different address of its registered office and a different registered agent by amending the Certificate in accordance with the Act.

     4.   PURPOSES AND POWERS OF THE COMPANY.
          ----------------------------------

          4.1  GENERAL PURPOSES AND POWERS.  The Company is organized for
               ---------------------------
the purposes of acquiring, owning, operating, managing selling, exchanging or otherwise disposing of equity interests in entities which are engaged in the business of providing long-distance and international telephone, data transmission and other related services, and the Company shall have the power to do all things as the Members from time to time may deem necessary or advisable in connection therewith or as otherwise contemplated by this Agreement.

          4.2  ADDITIONAL POWERS.  The Company shall have and may exercise
               -----------------
all of the powers which may be possessed and exercised by limited liability companies under the Act.


     5.   TERM.   Except as otherwise set forth in this Agreement, the Company
          ----
shall terminate on December 31, 2025.


     6.   CAPITAL CONTRIBUTIONS AND RELATED MATTERS.
          -----------------------------------------

          6.1  CAPITAL CONTRIBUTIONS.
               ---------------------

               (a) As its Capital Commitment, Armstrong shall contribute eighty-one ($81.00) dollars to the capital of the Company upon the execution hereof in respect of which Armstrong shall be deemed to have been issued 81 Units as of the date hereof.

               (b) As its Capital Commitment, FMG shall contribute nineteen ($19.00) dollars to the capital of the Company upon the execution hereof in respect of which FMG shall be deemed to have been issued 19 Units as of the date hereof.

               (c) Organizational Expenses and Pre-Operating Expenses incurred and paid by any Member on behalf of the Company shall not be deemed to be Capital Contributions. Upon the execution hereof, each Member shall be reimbursed for any such Organizational Expenses and Pre-Operating Expenses.

          6.2  ADDITIONAL CAPITAL CONTRIBUTIONS.
               --------------------------------

               (a) As further Capital Commitments, Armstrong and FMG each hereby agree to contribute, in the ratio of their respective Units, such additional amounts as may be necessary in order for the Company to carry pout its purposes as set forth in Section 4.

               (b) Except as expressly provided in this Agreement and except as the Members may otherwise unanimously agree, no Member shall be required or permitted to make any additional contributions to the capital of the Company.

          6.3  REPAYMENT OF CAPITAL CONTRIBUTIONS.    Except as expressly
               ----------------------------------
provided in this Agreement, no specific time has been agreed upon for the repayment of Capital Contributions, and no Member (or its successor in interest) shall have the right to withdraw any capital contributed to the Company.

          6.4  NO PRIORITIES AMONG MEMBERS.    Except as expressly provided in
               ---------------------------
this Agreement, no Member shall have the right to receive property other than cash in return for its Capital Contribution, nor shall any Member have priority over any other Member either as to the return of its Capital Account or as to profits, losses or distributions.


     7.   CAPITAL ACCOUNTS; ALLOCATIONS.
          -----------------------------

          7.1  CAPITAL ACCOUNTS.
               ----------------

               (a) There shall be established and maintained for each Member on the books of the Company a Capital Account initially reflecting an amount equal to its Capital Contribution. The Capital Accounts shall be adjusted from time to time to reflect the Members' additional Capital Contributions, allocable shares of Net Profits or Net Losses or any item thereof, distributions pursuant to Section 8 and as otherwise required by the provisions of this Agreement and the Code and Regulations including, but not limited to, the rules of Treas. Reg. 1.704-1(b)(2)(iv).

               (b) If allocations for tax purposes are required to be made pursuant to Sections 7.5(b) or (c), then the adjustments to the Capital Accounts of the Members in respect of the property described therein shall be made in accordance with Treas. Reg. 1.704-1(b)(2)(iv)(g) for allocation to them of items of income, gain, loss and deduction (including items of depreciation, depletion, amortization or other cost recovery) as computed for book purposes, and no further adjustments shall be made to the Capital Accounts to reflect the Members' shares of the corresponding tax items. In computing such adjustments to the Capital Accounts, the Company shall utilize the method of computing such items as is utilized for federal income tax purposes except that the property's value for book purposes will be used rather than its adjusted tax basis.

          7.2  ALLOCATIONS OF NET PROFITS.     Net Profits for any Fiscal Year,
               --------------------------
and upon liquidation of the Company's assets pursuant to Section 15, shall be allocated, subject to Section 7.3(b), to the Members in proportion to the number of their respective Units.

          7.3  ALLOCATIONS OF NET LOSSES.   ,
               -------------------------

               (a) Net Losses for any Fiscal Year, and upon liquidation of the Company's assets pursuant to Section 15, shall be allocated, subject to
     Section 7.3(b), to the Members in proportion to the number of their respective Units.

               (b) Net Losses allocated to the FMG pursuant to subsection (a) of this Section 7.3 shall not exceed the maximum amount that can be so allocated without causing FMG to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Net Losses in excess of the limitation ("Excess Losses") set forth in the preceding sentence shall be re-allocated to Armstrong. In the event of any such re-allocation of Excess Losses, subsequent allocations of Net Profits (or any item thereof) in an amount sufficient to offset the allocation of such Excess Losses shall be made to the Armstrong prior to any other allocations being made pursuant to Section 7.2.

          7.4  SPECIAL ALLOCATIONS.    Notwithstanding any other provision of
               -------------------
this Agreement, the following special allocations shall be made for each Fiscal Year prior to the making of any other allocations under this Agreement and, in the following order and priority:

               (a)  Minimum Gain Chargeback.
                    -----------------------

                    (i) If there is a net decrease in Company Minimum Gain during any Fiscal Year so that an allocation is required by Treas. Reg. (S) 1.704-2(f)(1), items of income and gain shall be allocated to the Members in the manner and to the extent required by such Regulation. This provision is intended to be a minimum gain chargeback within the meaning of Treas. Reg. (S) 1.704-2(f)(1) and shall be interpreted and applied consistently therewith.

                    (ii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year so that an allocation is required by Treas. Reg. (S)1.704-2(i)(4) (minimum gain chargeback attributable to a partner nonrecourse debt), items of income and gain shall be allocated in the manner and to the extent required by such Regulation.

               (b) Qualified Income Offset.  In the event any Member receives
                   -----------------------
     any adjustment, allocation or distribution described in subclause (4), (5) or in (6) of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Member's Capital Account as quickly as possible, provided that an allocation pursuant to this Section 7.4(b) shall be made only if and to the extent that such Member would have such deficit balance after all other allocations provided for in Section 7.2 have been tentatively made as if this Section 7.4(b) were not in this Agreement.

               (c) Member Nonrecourse Deduction.  Any Member Nonrecourse
                   ----------------------------
     Deduction shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Loan giving rise to such deduction within the meaning of Treas. Reg. (S) 1.752-2.

               (d) Section 754 Adjustments.  To the extent an adjustment to the
                   -----------------------
     adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or

     Section 743(b) of the Code is required pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or with respect to a distribution to a Member in
                       -
     liquidation of such Member's interest in the Company, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining
                            -
     Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be allocated to the Members in accordance with their interests in the Company, in the event Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member
                                                -
     to whom such distribution is made, in the event Treas. Reg. 1.704-1(b)(2)(iv)(m)(4) applies.
                 -

          7.5  TAX ALLOCATIONS.
               ---------------

               (a) General.  For federal, state and local income tax purposes,
                   -------
     all items of taxable income, gain, loss, and deduction for each Fiscal Year shall, except as provided in Sections 7.5(b) and (c), be allocated among the Members in accordance with the manner in which the corresponding items were allocated under Sections 7.2, 7.3 and 7.4.

               (b) Contributed property.  If property is contributed to the
                   --------------------
     Company by a Member and if there is a difference between the basis of such property to the Company for federal income tax purposes and the fair market value at the time of its contribution, then items of income, deduction, gain and loss with respect to such property as computed for federal income tax purposes (but not for book purposes) shall be shared among the Members so as to take account of such difference as required by Section 704(c) of the Code.

               (c) Revalued property.  If property (other than property
                   -----------------
     described in Section 7.5(b)) of the Company is reflected in the Capital Accounts of the Members and on the books of the Company at a book value that differs from the adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property, then items of income, deduction, gain and loss with respect to such property for federal income tax purposes (but not for book purposes) shall be shared among the Members in a manner that takes account of the difference between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as differences between adjusted basis and fair market value are taken into account in determining the Members' shares of tax items under Section 704(c) of the Code.


     8.   DISTRIBUTIONS.
          -------------

               (a) The Company may make distributions to the Members from time to time. All distributions hereunder, whether in cash or other property (or a combination thereof) shall be made to the Members in proportion their respective positive Capital Account balances.

               (b) Distributions shall not be authorized or made hereunder if and to the extent that such distributions would render the Company insolvent or impair its ability to discharge its obligations, whether or not accrued, absolute, fixed or contingent, would interfere with its ability to carry out the purposes of the Company or otherwise would be in violation of the Act.


     9.   BOOKS OF ACCOUNT; REPORTS.
          -------------------------

          9.1  BOOKS OF ACCOUNT.    The Company's books and records shall be
               ----------------
maintained at the principal office of the Company or at any other location designated by the Members, and all Members shall have access thereto at all reasonable times. The books and records shall be kept on the basis of accounting used for federal income tax purposes, reflect all Company transactions and shall be otherwise appropriate and adequate for the conduct of the Company's business.

          9.2  REPORTS.
               -------

               (a) Within seventy-five (75) days after the end of each Fiscal Year, the Company shall prepare and submit to each Member an annual report of the Company for such Fiscal Year. The annual report shall include the balance sheet of the Company as of the last day of such Fiscal Year and statements of profit or loss and cash flows of the Company for such Fiscal Year. The report shall be accompanied by a supplementary schedule showing the entries to the Members' (separately and in the aggregate) Capital Accounts in respect of such Fiscal Year, together with the appropriate Internal Revenue Service forms showing entries required to be made on each such Member's federal income tax return with respect to the Company's Net Profits or Net Losses.

               (b) In connection with the liquidation and dissolution of the Company, the Members or the Liquidation Trustee (as the case may be) shall prepare and submit to the Members a termination report containing the financial statements of the Company as of and for the period ended upon the substantial completion of liquidation.


     10.  MANAGEMENT OF THE COMPANY.
          -------------------------

          10.1 MANAGEMENT BY MEMBERS.    The management, operation and control
               ---------------------
of the Company and its business and affairs shall rest exclusively with the Members.

          10.2 MANAGEMENT COMMITTEE.
               --------------------

               (a) The management of the Company by and on behalf of the Members shall be effectuated by a Management Committee comprised of seven individuals, five (5) of whom shall be designated at any time and from time to time by Armstrong, and two (2) of whom shall be designated at any time and from time to time by FMG. Each individual serving on the Management Committee (i) shall serve at the pleasure of, (ii) may be removed at any time and for any reason by,
     (iii) shall be the agent of and (iv) shall cast any votes as may be taken hereunder on behalf of, the Member who shall have designated such individual in accordance with this Section. All actions taken and all determinations and decisions made by (x) a majority in number of the members of the Management Committee shall be deemed for all purposes to be the actions taken by the Members and (y) all of the members of the Management Committee shall be deemed for all purposes to be the actions taken by all of the Members. Any action, determination or decision (including matters as to which the Management Committee is given authority to act by the terms of this Agreement) as to which a majority in number of the members of the Management Committee cannot agree shall be taken or made by the Members.

               (b) In furtherance of (and subject to) subsection (a) of this
     Section 10.2, the following individuals are hereby designated as the members of the Management Committee

          by Armstrong:                  Jay L. Sedwick;
                                         Kirby J. Campbell;
                                         Dru A. Sedwick;
                                         William C. Stewart, and
                                         Bryan Cipoletti; and

          by FMG:                        Robert L. Reed;  and
                                         Walter Burmeister

               (c) The Management Committee may adopt and amend such by-laws, rules, regulations, policies and procedures as it may determine to be in the best interest of the Company (but not inconsistent with this Agreement) for the conduct of the business of the Management Committee and the business and affairs of the Company.

               (d) Notwithstanding the foregoing provisions of this Section 10.2, the Management Committee shall not have to power to act in respect of the following matters without the consent of the Members:

                   (i) the issuance, sale or other disposition by the Company of any debt or equity securities or similar interests;

                   (ii) the sale, lease or transfer of a material portion of the assets of the Company or the sale, transfer or assignment of any material governmental permit or license relating to the business of the Company;

                   (iii)  the adoption of operating, capital or other budgets;

                   (iv) the modification to any then-current, approved budget, or the approval of any expenditure in excess of amounts previously included in a then-current, approved budget;

                   (v) causing the Company to (A) guarantee or otherwise become liable for the indebtedness of any other person, (B) extend credit (other than in the ordinary course of business) to any person, (C) incur any indebtedness (other than trade payables incurred in the ordinary course of business and as contemplated in any then-current, approved budget) or (D) pledge, encumber or create any lien upon or in any of the assets of the Company;

                   (vi) the employment of management personnel or the discharge or material modification of the terms of employment or duties of any such personal;

                   (vii) the authorization or payment of any compensation to any employee of the Company or any other person engaged by the Company if the expected annual compensation payable to such employee or other person would exceed $1,000;

                   (viii) the authorization, approval or execution of any contract or other agreement on behalf of the Company under which the Company would be obligated for amounts in excess of $2,500;

                   (ix) the authorization or payment of any bonus to any employee of the Company or any other person engaged by the Company;

                   (x) any change to the Company's then-existing employee benefit plans; or

                   (xi) the approval of any transaction with a person or entity which is an Affiliate of any Member on terms less advantageous to the Company than those which would be available from an unrelated party.

          10.3    TITLE DESIGNATIONS.   The Management Committee shall have the
                  ------------------
power to create such employee or officer-type designations (such as president, vice-president and the like) as it shall determine to be in the best interests of the Company, to designate the powers, authorities and responsibilities as shall be deemed to have been granted to and undertaken by those individuals to whom such designations are assigned and to determine those individual(s) to whom such designations (and the accompanying powers, authorities and responsibilities) shall be assigned. Except as may be limited by contract, each individual to whom is assigned any such designation shall serve at the pleasure of the Management Committee, and any such designation (and the accompanying powers, authorities and responsibilities) may be modified or terminated at any time in the sole discretion of the Management Committee.

          10.4    LIABILITY AND INDEMNIFICATION.
                  -----------------------------

               (a) No Member, and no member of the Management Committee, shall be liable to the Company or to any other Member for any debts owed by the Company to any such Member, or for any actions taken or omissions made in good faith and reasonably believed by such Member (or member of the Management Committee) to be in the best interests of the Company, or for errors of judgment, except to the extent such acts or omissions constitute gross negligence, recklessness or willful misconduct.

               (b) To the fullest extent permitted by law, the Company shall indemnify each Member, each member of the Management Committee and the Company's and each Member's (and member of the Management Committee's) partners, employees, agents and Affiliates (where acting for or as agent of the Company or the Member (or the member of the Management Committee) in its capacity as such) (any of the foregoing Persons being hereinafter an "Indemnified Person") and save and hold them and each of them harmless from and in respect of (i) all fees, costs and expenses, including attorneys' fees, incurred in connection with, or resulting from, any claim, action or demand against any such Indemnified Person or the Company which arise out of, or in any way relate to, the Company, its properties, business or affairs, and (ii) all such claims, actions and demands and any losses, liabilities or damages resulting therefrom, including amounts paid by such Indemnified Person with the prior written consent of the Company in settlement or compromise of any such claim, action or demand; provided, however, that this indemnity shall not extend to any such Indemnified Person to the extent that its acts and omissions shall have been adjudged to constitute a breach of this Agreement or gross negligence, recklessness or willful misconduct.

          10.5   BANKING.    All funds of the Company shall be deposited in such
                 -------
bank account or accounts of federally insured bank(s) as shall be determined by the Members. Such funds shall not be commingled with any of the funds of any Member. All withdrawals therefrom shall be made upon written authorization signed by any Person authorized to do so by the Members.

          10.6   TAX MATTERS MEMBER.    Armstrong shall be the "tax matters
                 ------------------
partner" (as defined in Section 6231(a)(7) of the Code) to act on behalf of the Company in connection with Company income tax matters.


     11.  OTHER ACTIVITIES OF THE MEMBERS.   Y  Nothing in this Agreement shall
          -------------------------------
preclude any Member or its Affiliates from engaging in other transactions and possessing interests and making investments in and loans to other business ventures of any nature or description (whether or not competitive with the business of the Company), independently or with others, whether existing as of the date hereof or hereafter coming into existence, and neither the Company nor any other Member shall have any rights in or to any such other transactions, investments or ventures or the income or profits derived therefrom.


     12.  EXPENSES AND FEES.
          -----------------

          12.1   INITIAL EXPENSES.    Pre-Operating Expenses and Organizational
                 ----------------
Expenses will be amortized as permitted by the Code.

          12.2   OPERATING EXPENSES.   The Company shall be obligated to pay or
                 ------------------
reimburse the expenses of operating and maintaining the Company and its Properties, which expenses shall include, without limitation, legal, accounting and auditing fees and expenses of the Company and the costs of the acquisition, maintenance, repair and disposition of the Company's Properties and taxes and assessments with respect thereto.

          12.3   COMPENSATION.    No Member, as such, shall receive any salary,
                 ------------
fee or draw for services rendered to or on behalf of the Company.


     13.  ADMISSIONS.
          ----------

          13.1   ADMISSIONS OF ASSIGNEES.
                 -----------------------

                (a) All transfers by a Member of its Units, or any interest therein, shall entitle the transferee only to receive the allocations and distributions to which the transferring Member would otherwise be entitled, and such transferee shall become a Member, and shall have the right to participate in the management of the business and affairs of the Company, only upon compliance with the requirements of Sections 13.1(b) and (c) and only with the advance written consent of the Management Committee, which consent shall be given in its sole and absolute discretion.

                (b) No Person to whom a transferring Member has transferred its Units, or any interest therein, shall become a Member of the Company or have the right to participate in the management of the business and affairs of the Company unless (i) provision therefor is made by the instrument of assignment, (ii) such Person executes and acknowledges such instruments as the Management Committee (acting (if applicable) without the participation of the Member making such transfer) reasonably deems necessary or advisable to permit such Person to become a Member, (iii) in the opinion of counsel for the Company, (A) neither the assignment of such Units, or any interest therein, nor the becoming of a Member by such Person will adversely affect the Company's classification as a partnership for federal income tax purposes and (B) neither the offering nor the proposed transfer of such Units, or interest therein, will violate, or cause the original issue thereof to be in violation of, the securities laws, rules or regulations of the United States, any state thereof or any other jurisdiction, (iv) all other steps are taken which, in the opinion of the Management Committee, are reasonably necessary to permit such Person to become a Member and
     (v) such Person pays for all expenses incurred by the Company in connection with such Person's becoming a Member.

               (c) Any Person becoming a Member pursuant to this Section 13 will succeed to all rights and be subject to all the obligations of the assigning Member with respect to the Units, or interest therein, assigned to such Person.

               (d) The Management Committee may suspend all transfers and assignments of Units (or interests therein) for a period of up to 12 months whenever the Management Committee reasonably determines, or is advised by counsel, that in light of previous transfers, any subsequent transfer of Units (or interests therein) may reasonably be expected to result in a termination of the Company for purposes of Section 708(b) of the Code.

          13.2   DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED OR NEW
                 --------------------------------------------------------------
UNITS.    If any Units, or any interest therein, are sold, assigned, transferred
-----
or issued, or any Person otherwise becomes a Member during any Fiscal Year in compliance with the provisions of this Section 13, Net Profits, Net Losses, each item thereof, and all other items attributable to such Units, or interest therein, for such Fiscal Year shall be allocated among the Members by taking into account their varying interests during such Fiscal Year in accordance with
Section 706(d) of the Code. Unless otherwise required by the Regulations, such sale, assignment, transfer, issuance or admission shall be deemed to have occurred at the end of the calendar month during which such event shall have actually occurred, and such allocations shall be determined and made pursuant to a pro forma closing of the books of the Company as of the end of such month.
  ---------
With respect to a transferred Unit, or any interest therein, all distributions on or before the deemed date of such transfer shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 13.2.


     14.  DISSOLUTION OF COMPANY.
          ----------------------

               (a) The Company shall dissolve upon the occurrence of any of the following events:

                   (i)  the expiration of the term of the Company as provided in
     Section 5 unless such term is extended by the unanimous agreement of the Members;

                   (ii)  the written agreement of all of the Members;

                   (iii) subject to Section 14(b), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company;

                   (iv) the sale of all or substantially all the assets of the Company;

                   (v) the entry of an order of judicial dissolution under the Act; or

                   (vi) the entry of a final judgment, order or decree of a court with competent jurisdiction adjudicating the Company to be bankrupt, and the expiration of the period, if any, allowed by applicable law in which appeal therefrom.

               (b) An event described in clause (iii) of Section 14(a) shall not cause the Company to dissolve if the business of the Company is continued with the consent of all of the remaining Members within ninety (90) days after the date of such event.


     15.  WINDING UP OF THE COMPANY.
          -------------------------

          15.1   TERMINATION OF COMPANY BUSINESS.    Upon dissolution of the
                 -------------------------------
Company as provided in Section 14, the Company shall cease to conduct its activities, and its business and affairs shall be wound up as promptly as practicable in conformity with the procedures herein set forth and the requirements of the Act.

          15.2   LIQUIDATION OF ASSETS.    Upon dissolution of the Company, the
                 ---------------------
Members or a Liquidation Trustee selected by a Majority-in-Interest of the Members shall arrange for liquidation of the Company's assets and cause such liquidation to be carried out as promptly as is consistent with realization of maximum value. The Members or the Liquidation Trustee, as the case may be, shall have full power and authority to:

               (a) sell, at such prices and upon such terms as they or it in their or its sole discretion may deem appropriate, any or all of the Company's assets, provided that such sales shall be made for cash to the fullest extent practicable;

               (b) incur such fees, costs and expenses for the account of the Company as may be reasonable and necessary or advisable to accomplish such liquidation;

               (c) defer and withhold from liquidation Company assets if, in their or its best judgment, such action is in the best interests of Company's creditors and the Members; and

               (d) take any and all other actions as may be permitted under the Act.

          Pending the liquidation provided for herein, the Members or the Liquidation Trustee, as the case may be, shall have the power and authority to operate, manage and otherwise deal with Company Property and to pay or provide for payment and discharge of the Company's debts, obligations and liabilities, whether or not accrued, absolute, fixed or contingent.

          15.3 DISTRIBUTION OF ASSETS.
               ----------------------

               (a) Gain or loss realized upon the sale or exchange of Company assets pursuant to Section 15.2 shall be allocated to the Members' Capital Accounts in accordance with the provisions of Section 7.

               (b) Prior to any distribution relating to liquidation of the Company, the Members or the Liquidation Trustee, as the case may be, shall also adjust each Member's Capital Account to reflect the manner in which the unrealized income, gain, loss and deduction inherent in the Company's Property (that has not been reflected in the Members' Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such Property for the fair market value of such Property (taking Section 7701(g) of the Code into account) on the date of distribution.

               (c) Distributions relating to liquidation may be made in cash or other property (or a combination thereof).

               (d) Distribution of the Company assets upon liquidation shall be made in the following order:

                   (i) To the payment and discharge of all debts, liabilities and obligations of the Company to Company creditors (including Members and former Members) in the order of priority as provided by law;

                   (ii) To the establishment of any reserves for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that if such reserves are established, the Capital Accounts of the Members shall be adjusted pursuant to Section 15.3(b) and upon the determination that it is no longer necessary to maintain any particular portion of such reserves, such portion shall be immediately distributed in accordance with Section 15.3(d)(iii).

                   (iii) To the Members in accordance with the net credit balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which such liquidation occurs (other than those made pursuant to this clause (iii) and subsection (e)), by the end of such taxable year (or, if later, within 90 days after the date of the Company's liquidation).

               (e) If any Member has a deficit balance in its Capital Account following the distribution of Company assets upon dissolution, as determined after taking into account all Capital Account adjustments for the taxable year during which such dissolution occurs (other than those made pursuant to this subsection (e)), such Member shall be required to restore the amount of such deficit to the Company as soon as practicable but in no event later than the end of such taxable year (or, if later, within 90 days after the date of the Company's liquidation), which amount shall be paid to the

     Company's creditors or distributed to the Members in accordance with their respective positive Capital Account balances in accordance with clause
     (d)(ii) of this Section 15.3; provided, however, that no Company creditor may rely upon this sentence in order to create an obligation of any Member to pay a Company debt which such Member is not otherwise personally obligated to pay.

               (f) Upon the completion of the winding up of the affairs of the Company and the distribution of its assets as provided for herein and in the Act, the Members shall cause the Certificate to be canceled in accordance with the Act.


     16.  AMENDMENT OF AGREEMENT.    This Agreement may be amended in whole or
          ----------------------
in part only with the written consent of all of the Members; provided, however, that no such amendment shall directly reduce the Capital Account (except as a result of a revaluation of the Company's assets) of any Member or its rights to allocations and distributions without the consent of such Member.


     17.  ACTION BY AND MEETINGS OF THE MEMBERS.
          -------------------------------------

          17.1   ACTION BY THE MEMBERS.    Any vote, consent, approval,
                 ---------------------
determination, election or agreement in regard to any action required of or permitted by a Member (including on behalf of a Member by the members of the Management Committee which are designated by such Member) by any provision of this Agreement or by law shall be effective if taken, given or made by a Majority-in-Interest of the Members and may be expressed as follows:

               (a) by the written consent of the Member at or prior to the time of the action for which the consent is intended;

               (b) by the Member's failure to respond to a written request for consent sent by another Member to such Member, which failure to respond continues for at least 30 days after the date upon which such request was received by such Member (which date shall be determined with reference to the date set forth in the return receipt with respect to the mailing of such request by the Member seeking such consent); or

               (c) by the affirmative vote of the Member as to the action for which the vote is taken at any meeting which may be called and held to consider such action pursuant to Section 17.2.

          17.2  MEETINGS OF MEMBERS.
                --------------------

               (a) Any matter requiring the vote, consent, approval, determination, election or agreement of the Members pursuant to any Section of this Agreement or by law may be considered at a meeting held not fewer than fifteen (15) days nor greater than sixty (60) days after written notice thereof shall have been given by any Member.

               (b) Such meeting may be held at the principal office of the Company or may be held by means of conference telephone or similar methods of communication during which all persons participating may be heard simultaneously.


     18.  MEMBERS' COVENANTS; BREACH.
          --------------------------

          18.1 COVENANT NOT TO DISSOLVE.    Notwithstanding any provision of the
               ------------------------
Act or Section 14, each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise permitted by Section 13, no Member shall cease to be a Member, be entitled to demand or receive any distributions, a return of such Member's Capital Contributions or profits (or a bond or other security for the return of such Capital Contributions or profits), or exercise any power under the Act to dissolve the Company, without the unanimous consent of the Members.

          18.2 CONSEQUENCES OF VIOLATION OF COVENANT.    Notwithstanding
               -------------------------------------
anything to the contrary in the Act, if a Member (a "Breaching Member") attempts to cease being a Member or dissolve the Company in breach of Section 18.1, the Company shall (subject to the requirements of Section 14(b)) continue and such Breaching Member shall be subject to this Section 18.2. In such event, the following shall occur:

               (a) the Breaching Member shall immediately cease to be a Member and shall have no further power to participate in the business or affairs of the Company or to otherwise act for or bind the Company;

               (b) the other Members shall continue to have the right to possess the Company's assets and goodwill and to conduct its business and affairs;

               (c) the Breaching Member shall be liable in damages, without requirement of a prior accounting, to the Company for all costs and liabilities that the Company or the other Members may incur as a result of such breach;

               (d) the Company shall have no obligation to pay to the Breaching Member any distributions or its Capital Contribution or profits, but may, by notice to the Breaching Member within 30 days of such breach, elect to make Breach Payments (as defined in Section 18.3) to the Breaching Member in complete satisfaction of the Breaching Member's interest in the Company;

               (e) if the Company does not elect to make Breach Payments pursuant to Section 18.2(d), the Company shall treat the Breaching Member as if it were an assignee of the Units of the Breaching Member and shall make allocations and distributions to the Breaching Member only of those amounts otherwise allocable and distributable with respect to such Units hereunder;

               (f) the Company may apply any distributions otherwise payable with respect to such Breaching Member's Units (including Breach Payments) to satisfy any claims it may have against the Breaching Member;

               (g) the Breaching Member shall have no right to inspect the Company's books or records or obtain other information concerning the Company's operations;

               (h) the Breaching Member shall continue to be liable to the Company for any unfulfilled Capital Commitment hereunder with respect to its Units; and

               (i) notwithstanding anything to the contrary hereinabove provided, unless the Company has elected to make Breach Payments to the Breaching Member in satisfaction of his Units, the Company may offer and sell (on any terms that are not manifestly unreasonable) the Units of the Breaching Member to the other Members or other Persons on the Breaching Member's behalf, provided that any Person acquiring such Units becomes a Member with respect to such Units in accordance with Section 13.

          18.3 BREACH PAYMENTS.    For purposes hereof, Breach Payments shall be
               ---------------
made in four installments, each equal to one-fourth of the Breach Amount, payable on the next four consecutive anniversaries following the breach by the Breaching Member, plus interest accrued from the date of such breach through the date each such installment on the unpaid balance of such Breach Amount at the lowest rate permitted under Section 1274 of the Code so as to avoid the imputation of interest income. The Breach Amount shall be an amount equal to the lesser of (i) the balance in such Breaching Member's Capital Account on the date of such breach or (ii) the fair market value of such Breaching Member's Units in the Company determined by appraisal, the cost of which shall be borne entirely by the Breaching Member. The Company may, at its sole election, prepay all or any portion of the Breach Payments and interest accrued thereon at any time without penalty.

          18.4 NO BONDING.    Notwithstanding anything to the contrary as may
               ----------
be provided by law, if, under Section 18.2(e), the Company treats a Breaching Member as an assignee of Units in the Company, the Company shall not be obligated to secure the value of the Breaching Member's Units by bond or otherwise; provided, however, that if a court of competent jurisdiction determines that, in order to continue the business of the Company such value must be so secured, the Company may provide such security. If the Company provides such security, the Breaching Member shall not have any right to participate in Company profits or distributions during the remaining term of the Company, or to receive any interest on the value of such Units.


     19.  DISPUTES.  In the event of any dispute with respect to any matter
          --------
arising out of this Agreement, as the same may be amended or supplemented, such dispute shall be submitted to arbitration upon request of any one or more of the disputants, who shall notify each of the other disputants in writing of such request. Each of the disputants shall promptly designate one person to serve as an arbitrator and the arbitrators so designated shall within 30 days select another person as Chairman of the Board of Arbitration by agreement or, if they are unable to agree, then through the services and facilities of the Pittsburgh, Pennsylvania regional office of the American Arbitration Association and in accordance with the rules thereof. The parties hereto agree that in any such arbitration proceeding (i) discovery in accordance with the Federal Rules of Civil Procedure shall be available to each of the disputants and (ii) the Federal Rules of Evidence shall govern the admissibility of all evidence. The decision and award of a majority of the Board of Arbitration shall be final and binding upon the disputants, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof. The agreement herein to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. The cost of any arbitration shall be borne by the non-prevailing party or in such other manner as the Board of Arbitration may determine.


     20.  MISCELLANEOUS.
          -------------

          20.1 NOTICES.    Any notice, payment, demand, request or other
               -------
communication required or permitted to be given by any provision of this Agreement or by law shall be in writing and shall be delivered in person, by overnight air courier, by certified mail, by facsimile transmission or by telegram. Any such communication shall be deemed to have been effectively delivered or given, whether or not the same is actually received (except in the case of payments) (i) if mailed, upon the earlier of actual receipt or five days after deposit in the United States mail by certified mail, postage prepaid, to the proper address, (ii) when delivered in person or by overnight air courier,
(iii) when receipt of a facsimile transmission is confirmed by telephone or
(iv) when a telegram is received.

          Notices shall be addressed as follows or to such other address or addresses as may be specified by written notice to the Members:

          If to the
          Company:            FCI (GP), LLC
                              1401 New York Avenue, NW
                              8th Floor
                              Washington, DC  20005
                              Attention:  Walter Burmeister
                              Fax No.:  202-496-1109

          If to Armstrong:    ARMSTRONG INTERNATIONAL
                              TELECOMMUNICATIONS, INC.
                              One Armstrong Place
                              Butler, Pennsylvania, 16001
                              Attention:  Kirby J. Campbell
                              Fax No.:  412-283-2602

          With a copy to:     Henry C. Cohen, Esq.
                              Cohen & Grigsby, P.C.
                              2900 CNG Tower
                              625 Liberty Avenue
                              Pittsburgh, PA  15222
                              Fax No.:  (412) 391-3382

          If to FMG:          FCI MANAGEMENT GROUP
                              c/o Epic Interests, Inc.
                              Two Gateway Center, 16th Floor
                              Pittsburgh, PA  15222
                              Attention:  Robert L Reed
                              Fax No.:  412-471-5637

               and            c/o BFV Associates, Inc.
                              6845 Wilson Lane
                              Bethesda, MD  20817
                              Attention:  Walter Burmeister
                              Fax No.:  301-320-6498

          20.2 SECTION HEADINGS.   Section and other headings contained in this
               ----------------
Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          20.3 SEVERABILITY.    The provisions of this Agreement shall be
               ------------
deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion.

          20.4 GOVERNING LAW.    The laws of the State of Delaware, excluding
               -------------
its choice of law provisions, shall govern this Agreement. All references herein to statutes, regulations and governmental agencies are deemed to refer to their corresponding provisions of succeeding statutes or regulations or to successor agencies, as the case may be.

          20.5 COUNTERPART EXECUTION.    This Agreement may be executed in any
               ---------------------
number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

          20.6 PARTIES IN INTEREST.    Each and every covenant, term,
               -------------------
provision and agreement herein contained shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

          20.7 GENDER AND NUMBER.    As the context requires, all words used
               -----------------
herein in the singular shall extend to and include the plural; all words used in the plural shall extend to and include the singular; and all words used in either gender shall extend to and include the other gender or be neutral.

          20.8 SECTION REFERENCES.    Except as otherwise specifically noted
               ------------------
or required in the context, all references herein to Sections shall refer to Sections of this Agreement.

          20.9 ENTIRE AGREEMENT.   This Agreement sets forth the entire
               ----------------
agreement and understanding among the parties as to the specific subject matter hereof and supersedes all prior discussions, agreements and understandings between the parties.


          IN WITNESS WHEREOF, this Limited Liability Company Agreement has been executed as of the date first above written.


ATTEST:                          ARMSTRONG INTERNATIONAL
                                 TELECOMMUNICATIONS, INC.


                                 By:
-----------------------------       ---------------------------------
                                 Title:
                                       ------------------------------

                                 FCI MANAGEMENT GROUP

ATTEST:                          By:  EPIC INTERESTS, INC.


                                 By:
-----------------------------       ---------------------------------
                                    Title:
                                          ---------------------------
                                               General Partner


ATTEST:                          By:  BFV ASSOCIATES, INC.


                                 By:
-----------------------------       ---------------------------------
                                 Title:
                                       ------------------------------
                                              General Partner

                                   Exhibit C


                                  ASSIGNMENT
                                  ----------


     THIS ASSIGNMENT (this "Assignment"), is given, effective as of the close of business December 22, 1997, by ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("Armstrong"), and FCI MANAGEMENT GROUP, a Pennsylvania general partnership ("FMG" and together with Armstrong the "Transferors"), to and for the benefit of FACILICOM INTERNATIONAL, INC., a Delaware corporation (the "Transferee").

                        W I T N E S S E T H   T H A T:

     WHEREAS, Armstrong owns all of the "Units" held by the "Class A Members", and FMG owns all of the Units held by the "Class B Members" (each as defined and used in the First Amended and Restated Limited Liability Company Agreement dated as of September 30, 1997 (the "FaciliCom LLC Agreement") of FaciliCom International, L.L.C., a Delaware limited liability company ("FaciliCom")) of FaciliCom, such Units (hereinafter referred to as the "FaciliCom Units") representing all of the beneficial interests in the equity of FaciliCom;

     WHEREAS, the Transferors collectively own 100% of the "Units" (as defined and used in the Limited Liability Company Agreement dated as of September 30, 1997 (the "FCI (GP) Agreement") of FCI (GP), LLC, a Delaware limited liability company ("FCI (GP)")) of FCI (GP), such Units (hereinafter referred to as the "FCI (GP) Units") representing all of the beneficial interests in the equity of FCI (GP); and

     WHEREAS, as provided in that certain Investment and Shareholders Agreement among the parties hereto and dated as of the date hereof, the Transferors desire to transfer all of their respective Units in each of FaciliCom and FCI (GP) to the Transferee;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.  Assignment of Units.
         -------------------

     The Transferors hereby assign, transfer and convey unto the Transferee, free and clear of all claims, liens and encumbrances, and the Transferee hereby receives and accepts, all of Transferors' respective FaciliCom Units and FCI
(GP) Units. The Transferors also hereby assign, transfer and convey any and all rights Transferors have in, to and under each of the FaciliCom LLC Agreement and the FCI (GP) Agreement, intending hereby to cause the Transferee to become, and to be admitted as, the sole member of each of FaciliCom and FCI (GP).

     2.  Assumption of Obligations.
         -------------------------

     The Transferee agrees to be bound by and subject to all of the terms and conditions of each of the FaciliCom Agreement and the FCI (GP) Agreement as a member of FaciliCom and FCI (GP), respectively, from and after the effective date hereof.

     3.  Miscellaneous.
         -------------

     This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware. This Assignment may be executed in any number of counterparts all of which shall be considered one and the same instrument.


     IN WITNESS WHEREOF, this Assignment has been executed as of the date first written above.

ATTEST:                                 ARMSTRONG INTERNATIONAL
                                        TELECOMMUNICATIONS, INC.


_________________________________       By _________________________________
                                        Title:______________________________


                                        FCI MANAGEMENT GROUP

ATTEST:                                 By:  EPIC INTERESTS, INC.


                                        By _________________________________
                                        Title:______________________________
                                              General Partner


ATTEST:                                 By:  BFV ASSOCIATES, INC.

                                        By _________________________________
                                        Title:______________________________
                                               General Partner

                                        ACILICOM INTERNATIONAL INC.


ATTEST:                                 By _________________________________
                                        Title:______________________________



********************************************************************************

                             CONSENT TO ASSIGNMENT
                                      AND
                            ADMISSION OF NEW MEMBER


     We, the members of the Management Committee of each of FaciliCom International, L.L.C. and FCI (GP), LLC, hereby consent to the foregoing Assignment and to the admission of FaciliCom International, Inc. as a member of each of such limited liability companies.

WITNESSES:





___________________________________     ___________________________________
                                        Jay L. Sedwick

___________________________________     ___________________________________
                                        Kirby J. Campbell

___________________________________     ___________________________________
                                        Dru A. Sedwick

___________________________________     ___________________________________
                                        William C. Stewart

___________________________________     ___________________________________
                                        Bryan Cipoletti

___________________________________     ___________________________________
                                        Robert L. Reed

___________________________________     ___________________________________
                                        Walter J. Burmeister

                                   Exhibit D



                                    BY-LAWS

                                      of

                         FACILICOM INTERNATIONAL, INC.

                           (A Delaware corporation)



                           Adopted December 22, 1997

                                     INDEX

                                    BY-LAWS
                                    -------


                                                                  Page

                                  ARTICLE I
                                 STOCKHOLDERS                        1

Section 1.01.  Annual Meetings                                       1
Section 1.02.  Special Meetings                                      1
Section 1.03.  Notice of Annual and Special Meetings                 1
Section 1.04.  Quorum                                                1
Section 1.05.  Voting                                                2
Section 1.06.  Procedure at Stockholders' Meetings                   2
Section 1.07.  Action Without Meeting                                3

                                  ARTICLE II
                                   DIRECTORS                         3

Section 2.01.  Number, Election and Term of Office                   3
Section 2.02.  Annual Meeting                                        3
Section 2.03.  Regular Meetings                                      4
Section 2.04.  Special Meetings                                      4
Section 2.05.  Notice of Annual and Special Meetings                 4
Section 2.06.  Quorum and Manner of Acting                           4
Section 2.07.  Action Without Meeting                                5
Section 2.08.  Participation by Conference Telephone                 5
Section 2.09.  Resignations                                          5
Section 2.10.  Removal of Directors                                  5
Section 2.11.  Vacancies                                             6
Section 2.12.  Compensation of Directors                             6
Section 2.13.  Committees                                            6
Section 2.14.  Personal Liability of Directors                       6

                                  ARTICLE III
                            OFFICERS AND EMPLOYEES                   7

Section 3.01.  Executive Officers                                    7
Section 3.02.  Additional Officers; Other Agents and Employees       7
Section 3.03.  The Chairman                                          7
Section 3.04.  The President                                         7
Section 3.05.  The Vice Presidents                                   8
Section 3.06.  The Secretary and Assistant Secretaries               8
Section 3.07.  The Treasurer and Assistant Treasurers                8
Section 3.08.  Vacancies                                             9
Section 3.09.  Delegation of Duties                                  9

                                  ARTICLE IV
                            SHARES OF CAPITAL STOCK                  9

Section 4.01.  Share Certificates                                    9
Section 4.02.  Transfer of Shares                                   10
Section 4.03.  Transfer Agents and Registrars                       10
Section 4.04.  Lost, Stolen, Destroyed or Mutilated
               Certificates                                         10
Section 4.05.  Regulations Relating to Shares                       10
Section 4.06.  Holders of Record                                    10
Section 4.07.  Fixing of Record Date                                11

                                   ARTICLE V
                             LOANS, NOTES, CHECKS,
                        CONTRACTS AND OTHER INSTRUMENTS             11

Section 5.01.  Notes, Checks, etc.                                  11
Section 5.02.  Execution of Instruments Generally                   11
Section 5.03.  Proxies in Respect of Stock or Other
               Securities or Other Corporations                     12

                                  ARTICLE VI
                              GENERAL PROVISIONS                    12

Section 6.01.  Offices                                              12
Section 6.02.  Corporate Seal                                       12
Section 6.03.  Fiscal Year                                          12

                                  ARTICLE VII
                        VALIDATION OF CERTAIN CONTRACTS             12

                                 ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS        12

                                  ARTICLE IX
                                  AMENDMENTS                        14

                         FACILICOM INTERNATIONAL, INC.

                                    By-Laws

                                   ARTICLE I

                                 STOCKHOLDERS


     Section 1.01.  Annual Meetings.  Annual meetings of the stockholders shall
     ------------   ---------------
be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

     Section 1.02.  Special Meetings.  Special meetings of the stockholders may
     ------------   ----------------
be called at any time, for the purpose or purposes set forth in the call, by the Chairman of the Board, the President, the Board of Directors or the holders of at least one-fifth of all the shares outstanding and entitled to vote thereat, by delivering a written request to the Secretary. At any time, upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 75 days after receipt of the request, and to give due notice thereof. Special meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

     Section 1.03.  Notice of Annual and Special Meetings. Except as otherwise
     ------------   -------------------------------------
expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 5 and not more than 60 days prior to the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by telecommunication equipment, charges prepaid, to his address appearing on the records of the Corporation. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

     Section 1.04.  Quorum.  A stockholders' meeting duly called shall not be
     ------------   ------
organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of the votes entitled to be cast on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.

     Section 1.05.  Voting.  At every meeting of stockholders, each holder of
     ------------   ------
record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. Resolutions of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the President shall be chairman; and in the absence of both of them, the chairman shall be designated by the Board of Directors or if not so designated shall be elected by the stockholders present; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

     Section 1.06.  Procedure at Stockholders' Meetings.  The organization of
     ------------   -----------------------------------
each meeting of the stockholders, the order of business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote (which shall not be by ballot) of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts' Rules of Order or any other manual of parliamentary procedure.

     Section 1.07.  Action Without Meeting.  Any action required or permitted to
     ------------   ----------------------
be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE II
                                   DIRECTORS

     Section 2.01.  Number, Election and Term of Office.  The number of
     ------------   ------------------------------------
directors which shall constitute the full Board of Directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting provided, however, that in no event shall the number of directors be less than three or more than eleven. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his prior death, resignation or removal. Directors need not be stockholders.

     Section 2.02.  Annual Meeting.  Annual Meetings of the Board of Directors
     ------------   --------------
shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

     Section 2.03.  Regular Meetings.  Regular meetings of the Board of
     ------------   ----------------
Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

     Section 2.04.  Special Meetings.  Special meetings of the Board of
     ------------   ----------------
Directors may be called at any time by the Board, by the Chairman of the Board, by the President or by any two directors to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

     Section 2.05.  Notice of Annual and Special Meetings.  Except as otherwise
     ------------   -------------------------------------
expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being sent by telecommunications equipment or given personally or by telephone at least 24 hours prior to the time of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.06.  Quorum and Manner of Acting.  At all meetings of the Board
     ------------   ---------------------------
of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present either by being sent by telecommunications equipment or given personally or by telephone at least 8 hours prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the President shall be chairman, and in the absence of both of them the directors present shall select a member of the Board of Directors to be chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

     Section 2.07.  Action Without Meeting.  Any action required or permitted to
     ------------   ----------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committees, as the case may be, and such written consent is filed with the minutes of the Board or committee.

     Section 2.08.  Participation by Conference Telephone. Members of the Board
     ------------   -------------------------------------
of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 2.09.  Resignations.  A director may resign by submitting his
     ------------   ------------
written resignation to the Chairman of the Board (if one has been elected) or the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until that time the resigning director shall be competent to act on all matters before the Board of Directors, including filling the vacancy caused by such resignation.

     Section 2.10.  Removal of Directors.  The entire Board of Directors or any
     ------------   --------------------
individual director may be removed at any time for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may but need not be filled by such stockholders at the same meeting or at a special meeting of the stockholders called for that purpose.

     Section 2.11.  Vacancies.  Any vacancy that shall occur in the Board of
     ------------   ---------
Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall, unless filled as provided in
Section 2.10 of this Article II, be filled by a majority of the then members of the Board, whether or not a quorum, and each person so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal.

     Section 2.12.  Compensation of Directors.  The Corporation may allow
     ------------   -------------------------
compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

     Section 2.13.  Committees.  The Board of Directors may, by resolution
     ------------   ----------
adopted by a majority of the full Board, designate one or more committees consisting of directors to have and exercise such authority of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

     Section 2.14.  Personal Liability of Directors.
     ------------   -------------------------------
     (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The provisions of this Section 2.14 shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this
Section 2.14 is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section 2.14. Any amendment or repeal of this Section 2.14 or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, By-Law or other provision becoming effective.


                                  ARTICLE III
                            OFFICERS AND EMPLOYEES
                            ----------------------

     Section 3.01.  Executive Officers.  The Executive Officers of the
     ------------   ------------------
Corporation shall be the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

     Section 3.02.  Additional Officers; Other Agents and Employees.  The Board
     ------------   -----------------------------------------------
of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.

     Section 3.03.  The Chairman.  If there shall be a Chairman of the Board, he
     ------------   ------------
shall be elected from among the directors, shall preside at all meetings of the stockholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board.

     Section 3.04.  The President.  The President shall be the chief executive
     ------------   -------------
officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

     Section 3.05.  The Vice Presidents.  The Vice Presidents may be given by
     ------------   -------------------
resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President. At the request of the President or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

     Section 3.06.  The Secretary and Assistant Secretaries.  It shall be the
     ------------   ---------------------------------------
duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation and of the By-Laws; (b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

     Section 3.07.  The Treasurer and Assistant Treasurers. The Treasurer shall
     ------------   --------------------------------------
have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the Corporation. Subject to Section 5.01 of these By-Laws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall have charge of the books and accounts of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

     Section 3.08.  Vacancies.  Vacancy in any office or position by reason of
     ------------   ---------
death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

     Section 3.09.  Delegation of Duties.  The Board of Directors may in its
     ------------   --------------------
discretion delegate from time to time the powers and duties, or any of them, of any officer to any other person whom it may select.


                                  ARTICLE IV
                            SHARES OF CAPITAL STOCK
                            -----------------------

     Section 4.01.  Share Certificates.  Every holder of stock in the
     ------------   ------------------
Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be facsimiles. Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents.
The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

     In the case of any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

     Section 4.02.  Transfer of Shares.  Transfer of shares of stock of the
     ------------   ------------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Except as provided in Section 4.04 of this Article IV, every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

     Section 4.03.  Transfer Agents and Registrars.  The Board of Directors may
     ------------   ------------------------------
appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more such qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

     Section 4.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  New
     ------------   -------------------------------------------------
certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or other indemnity, as the Board of Directors may from time to time determine.

     Section 4.05.  Regulations Relating to Shares.  The Board of Directors
     ------------   ------------------------------
shall have power and authority to make such rules and regulations not inconsistent with these By-Laws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

     Section 4.06.  Holders of Record.  The Corporation shall be entitled to
     ------------   -----------------
treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

     Section 4.07.  Fixing of Record Date.  The Board of Directors may fix a
     ------------   ---------------------
time, not less than 10 or more than 60 days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.


                                   ARTICLE V

                             LOANS, NOTES, CHECKS,
                             ---------------------
                        CONTRACTS AND OTHER INSTRUMENTS
                        -------------------------------

     Section 5.01.  Notes, Checks, etc.  All notes, drafts, acceptances, checks,
     ------------   -------------------
endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

     Section 5.02.  Execution of Instruments Generally. Except as provided in
     ------------   ----------------------------------
Section 5.01 of this Article V, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or person if authorized so to do by the Board of Directors.

     Section 5.03.  Proxies in Respect of Stock or Other Securities or Other
     ------------   --------------------------------------------------------
Corporations.  Unless otherwise provided by the Board of Directors, the
------------
President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.


                                  ARTICLE VI
                              GENERAL PROVISIONS
                              ------------------

     Section 6.01.  Offices.  The registered office of the Corporation shall be
     ------------   -------
at 1013 Centre Road, Wilmington, Delaware. The Corporation may have other offices, within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 6.02.  Corporate Seal.  The Board of Directors shall prescribe the
     ------------   --------------
form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

     Section 6.03.  Fiscal Year.  Unless otherwise determined by the Board of
     ------------   -----------
Directors, the fiscal year of the Corporation shall be the calendar year.


                                  ARTICLE VII
                        VALIDATION OF CERTAIN CONTRACTS
                        -------------------------------

     Section 7.01.  No contract or other transaction between the Corporation and
     ------------
another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation -

     (i) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or

     (ii) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or

     (iii) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as though he were not so interested, or were not such a stockholder, director, member or officer, or were not such a party, or were not so connected. Such director, stockholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid.
As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.


                                 ARTICLE VIII
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

     Section 8.01.  To the maximum extent provided by applicable law, no
     ------------
director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. The foregoing sentence shall not eliminate or limit the liability of a director, (i) for breach of the director's duty of loyalty of the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

     Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article.


                                  ARTICLE IX
                                  AMENDMENTS
                                  ----------

     Section 9.01.  These By-Laws may be amended, altered and repealed, and new
     ------------
By-Laws may be adopted, by the stockholders or the Board of Directors of the Corporation at any regular or special meeting. No provision of these By-laws shall vest any property or contract right in any stockholder.

                                   Exhibit E


                         FACILICOM INTERNATIONAL, INC.
                         -----------------------------

                         1997 STOCK OPTION PLAN NO. 1

1. Definitions.
   -----------

     The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

     (a) "Administrator" shall mean such one or more persons who shall have been appointed in accordance with Section 3.

     (b) "Affiliate" shall mean, with respect to any shareholder of the Corporation, any individual or entity directly or indirectly controlling, controlled by or under common control with such shareholder, and such term shall include any individual who is an officer, director or employee of such shareholder or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).

     (c)  "Board" shall mean the board of directors of the Corporation.

     (d) "Change in Control" shall mean the events described in Section 9 hereof.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" shall mean the Corporation's presently authorized Common Stock, except as this definition may be modified as provided in Section 8 hereof.

     (g) "Corporation" shall mean FACILICOM INTERNATIONAL, INC., a Delaware corporation.

     (h)  "Director" or "Directors" shall mean a member or members of the Board.

     (i) "Disabled Optionee" shall mean an Optionee who becomes disabled within the meaning of the first sentence Section 22(e)(3) of the Code.

     (j)  "Effective Date" shall mean December 22, 1997.

     (k) "Employee" or "Employees" shall mean key persons employed by the Corporation, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" shall have the meaning given that term in Section 7(G) hereof.

     (n) "Option" shall mean an Option granted by the Corporation pursuant to the Plan to purchase shares of Common Stock.

     (o) "Optionee" shall mean a person who accepts an Option granted under the Plan.

     (p) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

     (q) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

     (r) "Plan" shall mean this FaciliCom International, Inc. 1997 Stock Option Plan No. 1.

     (s) "Stock Option Agreement" shall mean the written agreement between the Corporation and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.

     (t) "Subsidiary" shall mean any corporation, partnership, limited liability company, business trust, joint venture or other business entity in which the Corporation owns, directly or indirectly through Subsidiaries, at least 50% of the beneficial interests or total combined voting power of all classes of equity.

2.   Purposes.
     --------

     The purposes of the Plan are to promote the growth and profitability of the Corporation and its Subsidiaries by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide Directors, officers and key Employees with an opportunity for investment in the Corporation's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Corporation and its Subsidiaries.

     It is the Corporation's intent, but it is not required, that Options be granted under this Plan in replacement and substitution of rights which may, from time to time, be outstanding pursuant to the Corporation's 1997 Phantom Stock Rights Plan.

3.   Administration.
     --------------

     The Plan shall be administered by the Administrator. The Administrator shall be appointed by the Board and shall consist of one or more, but not more than three, members of the Board.

     The Administrator shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, (i) to grant Options, to determine the purchase price of the shares of Common Stock covered by each Option, the term of each Option, the persons to whom, and the time or times at which Options shall be granted, and the number of shares of Common Stock to be covered by each Option; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the terms and provisions of the Stock Option Agreements (which need not be identical) entered into in connection with awards under the Plan; and (v) to make all other determinations (including factual determinations) deemed necessary or advisable for the administration of the Plan. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Administrator or such person may have under the Plan. Notwithstanding the foregoing, each grant of an Option and the terms thereof to a member of the Administrator shall be approved by the Board.

     The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all persons who have received Options, the Corporation and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Administrator shall be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

4.   Eligibility.
     -----------

     Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those Directors, officers and key Employees of the Corporation or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants (subject to the approval of the Board in the case of a grant to a member of the Administrator). In determining the eligibility of a Director, officer or key Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Administrator (or the Board, in the case of a member of the Administrator) shall consider the position and responsibilities of such Employee, the nature and value to the Corporation or a Subsidiary of his or her services and accomplishments, his or her present and potential contribution to the success of the Corporation or its Subsidiaries and such other factors as the Administrator (or the Board) may deem relevant.

5.   Shares Available under the Plan.
     -------------------------------

     The aggregate number of shares of Common Stock which may be issued or delivered and as to which Options may be granted under the Plan is 6,175 shares. All such shares are subject to adjustment and substitution as set forth in
Section 8. If any Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock subject to such Option shall again be available for purposes of the Plan.

     The shares of Common Stock which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each, as shall be determined from time to time by the Board.

6.   Grant of Options.
     ----------------

     The Administrator shall have full and complete authority, in its discretion but subject to the provisions of the Plan, to grant Options containing such terms and conditions as shall, in the judgment of the Administrator, be necessary or desirable.

7.   Terms and Conditions of Options.
     -------------------------------

     Options granted under the Plan shall be subject to the following terms and conditions:

               (A) The Option Price at which each Option may be exercised shall be such price as the Administrator, in its discretion, shall determine.

               (B) The Option Price shall be payable in any one or more of the following ways:

                    (i) in full in cash or in any combination of cash and installment payments as may be determined by the Administrator (or the Board in the case of Options granted to a member of the Administrator); and/or

                    (ii) in shares of the Common Stock (which are owned by the
               Optionee free and clear of all liens and other encumbrances) having a Fair Market Value on the date of exercise of the Option which is equal to the Option Price for the shares being purchased.

               If the Option Price is paid in whole or in part in shares of Common Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Administrator, and the Option Price shall be payable at such time or times as the Administrator, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made, the Optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the Option Price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in
Section 5.

               (C) Subject to Section 9 hereof, no Option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply (i) if the Optionee dies during such six-month period or (ii) if the Optionee becomes a Disabled Optionee, and his or her employment is voluntarily terminated with the consent of the Corporation or a Subsidiary during such six-month period. No Option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this
Section 7(C) and Sections 7(E) and 7(F), Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Administrator.

               (D) No Option shall be transferable by an Optionee other than by will, or if an Optionee dies intestate, by the laws of descent and distribution, and all Options shall be exercisable during the lifetime of an Optionee only by the Optionee.

               (E) Unless otherwise determined by the Administrator and set forth in the Stock Option Agreement:

                    (i) If the employment of an Optionee who is not also a Director or officer (whether or not a Disabled Optionee) is voluntarily terminated with the written consent of the Corporation or a Subsidiary, or if an Optionee retires under any retirement plan of the Corporation or a Subsidiary, or if an Optionee who is a Director or officer ceases to be such at a time when such Optionee is not also an Employee, any then-outstanding Option held by such Optionee shall be exercisable (to the extent exercisable on the date of such event) by such Optionee at any time prior to the expiration date of such Option or within three months after the date of such event, whichever is the shorter period;

     (ii) Following the death of an Optionee during employment or while serving as a Director or officer, any outstanding Option held by such Optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee shall fail to make testamentary disposition of such Option or shall die intestate, by the legal representative of the estate of such Optionee, at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period. Following the death of an Optionee after termination of employment or of the status of Director or officer during a period when an Option is exercisable as provided in clause (i) above, any outstanding Option held by the Optionee at the time of death shall be exercisable by such person or persons entitled to do so under the Will of the Optionee or by such Optionee's legal representative to the extent that such Option was exercisable by the Optionee at the time of death at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period;

     (iii) If the employment, or the status as a Director or officer, of an Optionee is terminated by the Corporation or a Subsidiary without cause, any then-outstanding Option held by such Optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Optionee at any time prior to the expiration date of such Option or within 30 days after the date of termination of employment, whichever is the shorter period; and

     (iv) If the employment, or the status as a Director or officer, of an Optionee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary, death or involuntary termination without cause, the rights of such Optionee under any then-outstanding Option shall terminate at the time of such termination. In addition, if an Optionee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Corporation or any of its Subsidiaries, the Administrator may in its
     discretion immediately terminate all Options held by the Optionee. For purposes of this subsection (E), the following events or circumstances shall constitute "cause", to wit: perpetration of defalcations; willful,
                               -- ---
     reckless or grossly negligent conduct entailing a substantial violation of any material laws or governmental regulations or orders applicable to the Corporation or a Subsidiary; or repeated and deliberate failure, after written notice, to comply with policies or directives of the Chief Executive Officer of the Corporation or a Subsidiary or of the Board.

Whether termination of employment, or the status as a Director or officer, is a voluntary termination with the written consent of, or an involuntary termination for cause from, the Corporation or a Subsidiary, whether an Optionee is a Disabled Optionee and whether an Optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined in each case by the Administrator (or in the case of a member of the Administrator, by the Board), and any such determination shall be final and binding.

     (F) All Options granted hereunder shall be effective solely upon the delivery of a Stock Option Agreement, or an amendment thereto, duly executed by the Chief Executive Officer of the Corporation on behalf of the Corporation and by the Director, officer or Employee to whom such Options are granted.

     (G) Fair Market Value of the Common Stock shall be determined (as of a date not more than 12 months preceding the date as of which such determination is required to be made hereunder) in good faith by the Board. The Board shall take into consideration such factors as it deems relevant, which factors may include but are not limited to (i) the Corporation's past, current and expected profitability, (ii) the Corporation's past, present and expected revenues and net cash flow, (iii) the Corporation's book value, and (iv) the absence of an organized tracking market for shares of the Common Stock.

The date of the determination of the Administrator to grant an Option shall be deemed to be the date on which an Option is granted, provided that the Director, officer or Employee to whom the Option is granted is promptly notified of the grant and an Option Agreement is duly executed as of the date of the resolution.

     (H) The obligation of the Corporation to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, and (ii) all other applicable securities laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 7 and the other provisions of the Plan, any Option granted under the Plan shall be subject to such other terms and conditions as the Administrator shall deem advisable.

8.   Adjustment and Substitution of Shares.
     -------------------------------------

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding Option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then-outstanding Option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

     In the case of any adjustment or substitution as provided for in this
Section 8, the aggregate Option Price for all shares subject to each then-outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

9.   Acceleration of the Exercise Date of Options.
     --------------------------------------------

     Notwithstanding any other provisions of this Plan, all Options shall become exercisable upon the occurrence of a Change in Control of the Corporation whether or not such Options are then exercisable under the provisions of the Stock Option

Agreements relating thereto. A Change in Control of the Corporation is any of the following: (i) a merger, consolidation or other reorganization in which the Corporation (x) is not the surviving entity or (y) survives only as a subsidiary of any entity (other than a previously wholly-owned Subsidiary of the Corporation), (ii) the acquisition by any person, entity or affiliated group of persons and entities (other than any one or more of the shareholders of the Corporation as of the Effective Date, and their respective Affiliates) of 50% or more of the combined voting power of the Corporation's then outstanding securities (including securities exercisable for or convertible into voting securities), or (iii) the consummation of a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of the Corporation.

10.  Effect of the Plan on the Rights of Employees and Employer.
     ----------------------------------------------------------

     Neither the adoption of the Plan nor any action of the Board or the Administrator pursuant to the Plan shall be deemed to give any Director, officer or Employee any right to be granted an Option under the Plan, and nothing in the Plan, in any Option granted under the Plan or in any Stock Option Agreement shall confer any right to any Director, officer or Employee to continue in the employment of, or in such status with, the Corporation or any Subsidiary or interfere in any way with the rights of the shareholders, the Corporation or any Subsidiary to terminate the employment or other status of any Director, officer or Employee at any time.

11.  Interpretation, Amendment, and Termination.
     ------------------------------------------

     Except as provided elsewhere in this Plan, in the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. The Board may, in its discretion, amend or terminate this Plan at any time. Without limiting the generality of the foregoing, the Board may, without approval of the shareholders of the Corporation, (a) increase the total number of shares which may be issued or delivered under the Plan, (b) increase the total number of shares which may be covered by any Option granted to any one Optionee, (c) make any changes in the class of Employees to whom Options may be granted or modify the eligibility requirements applicable to the granting of Options, (d) extend the period during which Options may be granted and (e) otherwise materially increase the benefits accruing to Directors, officers and Employees under the Plan. Termination of the Plan shall not affect the rights of Optionees or their successors under any Options outstanding and not exercised in full on the date of termination.

12.  Withholding Taxes.
     -----------------

     The Corporation unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of any obligation to withhold taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of an Option shall be required to pay the Corporation or any Subsidiary in cash the amount of any taxes which the Corporation or Subsidiary is required to withhold.

     Notwithstanding the preceding sentence and subject to such rules as the Administrator may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Administrator, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of an Option reduced by a number of shares.

13.  Effective Date and Duration of Plan.
     -----------------------------------

     The effective date and the date of adoption of the Plan shall be the Effective Date. No Option may be granted under the Plan subsequent to the date which is ten (10) years following the Effective Date.

                                   Exhibit F


                         FACILICOM INTERNATIONAL, INC.
                         ----------------------------

                         1997 STOCK OPTION PLAN NO. 2

1. Definitions.
   -----------

     The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

     (a) "Administrator" shall mean such one or more persons who shall have been appointed in accordance with Section 3.

     (b) "Affiliate" shall mean, with respect to any shareholder of the Corporation, any individual or entity directly or indirectly controlling, controlled by or under common control with such shareholder, and such term shall include any individual who is an officer, director or employee of such shareholder or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).

     (c)   "Board" shall mean the board of directors of the Corporation.

     (d) "Change in Control" shall mean the events described in Section 9 hereof.

     (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" shall mean the Corporation's presently authorized Common Stock, except as this definition may be modified as provided in Section 8 hereof.

     (g) "Corporation" shall mean FACILICOM INTERNATIONAL, INC., a Delaware corporation.

     (h) "Director" or "Directors" shall mean a member or members of the Board.

     (i) "Disabled Optionee" shall mean an Optionee who becomes disabled within the meaning of the first sentence Section 22(e)(3) of the Code.

     (j)   "Effective Date" shall mean December 22, 1997.

     (k) "Employee" or "Employees" shall mean key persons employed by the Corporation, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" shall have the meaning given that term in Section 7(G) hereof.

     (n) "Option" shall mean an Option granted by the Corporation pursuant to the Plan to purchase shares of Common Stock.

     (o) "Optionee" shall mean a person who accepts an Option granted under the Plan.

     (p) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

     (q) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

     (r) "Plan" shall mean this FaciliCom International, Inc. 1997 Stock Option Plan No. 1.

     (s) "Stock Option Agreement" shall mean the written agreement between the Corporation and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.

     (t) "Subsidiary" shall mean any corporation, partnership, limited liability company, business trust, joint venture or other business entity in which the Corporation owns, directly or indirectly through Subsidiaries, at least 50% of the beneficial interests or total combined voting power of all classes of equity.

2.   Purposes.
     --------

     The purposes of the Plan are to promote the growth and profitability of the Corporation and its Subsidiaries by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide Directors, officers and key Employees with an opportunity for investment in the Corporation's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Corporation and its Subsidiaries.

3.   Administration.
     --------------

     The Plan shall be administered by the Administrator. The Administrator shall be appointed by the Board and shall consist of one or more, but not more than three, members of the Board.

     The Administrator shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, (i) to grant Options, to determine the purchase price of the shares of Common Stock covered by each Option, the term of each Option, the persons to whom, and the time or times at which Options shall be granted, and the number of shares of Common Stock to be covered by each Option; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the terms and provisions of the Stock Option Agreements (which need not be identical) entered into in connection with awards under the Plan; and (v) to make all other determinations (including factual determinations) deemed necessary or advisable for the administration of the Plan. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Administrator or such person may have under the Plan. Notwithstanding the foregoing, each grant of an Option and the terms thereof to a member of the Administrator shall be approved by the Board.

     The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all persons who have received Options, the Corporation and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Administrator shall be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

4.   Eligibility.
     -----------

     Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those Directors, officers and key Employees of the Corporation or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants (subject to the approval of the Board in the case of a grant to a member of the Administrator). In determining the eligibility of a Director, officer or key Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Administrator (or the Board, in the case of a member of the Administrator) shall consider the position and responsibilities of such Employee, the nature and value to the Corporation or a Subsidiary of his or her services and accomplishments, his or her present and potential contribution to the success of the Corporation or its Subsidiaries and such other factors as the Administrator (or the Board) may deem relevant.

5.   Shares Available under the Plan.
     -------------------------------

     The aggregate number of shares of Common Stock which may be issued or delivered and as to which Options may be granted under the Plan is 5,135 shares. All such shares are subject to adjustment and substitution as set forth in
Section 8. If any Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock subject to such Option shall again be available for purposes of the Plan.

     The shares of Common Stock which may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each, as shall be determined from time to time by the Board.

6.   Grant of Options.
     ----------------

     The Administrator shall have full and complete authority, in its discretion but subject to the provisions of the Plan, to grant Options containing such terms and conditions as shall, in the judgment of the Administrator, be necessary or desirable.

7.   Terms and Conditions of Options.
     -------------------------------

     Options granted under the Plan shall be subject to the following terms and conditions:

                 (A) The Option Price at which each Option may be exercised shall be such price as the Administrator, in its discretion, shall determine but, except as may be approved by the Board, such price shall not be less than one hundred (100%) percent of the Fair Market Value per share of the Common Stock covered by such Option on the date of its grant.

                 (B) The Option Price shall be payable in any one or more of the following ways:


                       (i) in full in cash or in any combination of cash and installment payments as may be determined by the Administrator (or the Board in the case of Options granted to a member of the Administrator); and/or

                       (ii) in shares of the Common Stock (which are owned by the Optionee free and clear of all liens and other encumbrances) having a Fair Market Value on the date of exercise of the Option which is equal to the Option Price for the shares being purchased.

                 If the Option Price is paid in whole or in part in shares of Common Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Administrator, and the Option Price shall be payable at such time or times as the Administrator, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made, the Optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the Option Price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 5.

                 (C) Subject to Section 9 hereof, no Option shall be exercisable during the first six months of its term, except that this limitation on exercise shall not apply (i) if the Optionee dies during such six-month period or (ii) if the Optionee becomes a Disabled Optionee, and his or her employment is voluntarily terminated with the consent of the Corporation or a Subsidiary during such six-month period. No Option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this Section 7(C) and Sections 7(E) and 7(F), Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Administrator.

                 (D) No Option shall be transferable by an Optionee other than by will, or if an Optionee dies intestate, by the laws of descent and distribution, and all Options shall be exercisable during the lifetime of an Optionee only by the Optionee.

                 (E) Unless otherwise determined by the Administrator and set forth in the Stock Option Agreement:

                       (i) If the employment of an Optionee who is not also a Director or officer (whether or not a Disabled Optionee) is voluntarily terminated with the written consent of the Corporation or a Subsidiary, or if an Optionee retires under any retirement plan of the Corporation or a Subsidiary, or if an Optionee who is a Director or officer ceases to be such at a time when such Optionee is not also an Employee, any then-outstanding Option held by such Optionee shall be exercisable (to the extent exercisable on the date of such event) by such Optionee at any time prior to the expiration date of such Option or within three months after the date of such event, whichever is the shorter period;

                       (ii) Following the death of an Optionee during employment or while serving as a Director or officer, any outstanding Option held by such Optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee shall fail to make testamentary disposition of such Option or shall die intestate, by the legal representative of the estate of such Optionee, at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period. Following the death of an Optionee after termination of employment or of the status of Director or officer during a period when an Option is exercisable as provided in clause (i) above, any outstanding Option held by the Optionee at the time of death shall be exercisable by such person or persons entitled to do so under the Will of the Optionee or by such Optionee's legal representative to the extent that such Option was exercisable by the Optionee at the time of death at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period;

                       (iii) If the employment, or the status as a Director or
                 officer, of an Optionee is terminated by the Corporation or a Subsidiary without cause, any then-outstanding Option held by such Optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Optionee at any time prior to the expiration date of such Option or within 30 days after the date of termination of employment, whichever is the shorter period; and

                       (iv) If the employment, or the status as a Director or officer, of an Optionee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary, death or involuntary termination without cause, the rights of such Optionee under any then-outstanding Option shall terminate at the time of such termination. In addition, if an Optionee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Corporation or any of its Subsidiaries, the Administrator may in its discretion immediately terminate all Options held by the Optionee. For purposes of this subsection (E), the following events or circumstances shall constitute "cause", to wit: perpetration of defalcations; willful, reckless or grossly negligent conduct entailing a substantial violation of any material laws or governmental regulations or orders applicable to the Corporation or a Subsidiary; or repeated and deliberate failure, after written notice, to comply with policies or directives of the Chief Executive Officer of the Corporation or a Subsidiary or of the Board.

           Whether termination of employment, or the status as a Director or officer, is a voluntary termination with the written consent of, or an involuntary termination for cause from, the Corporation or a Subsidiary, whether an Optionee is a Disabled Optionee and whether an Optionee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined in each case by the Administrator (or in the case of a member of the Administrator, by the Board), and any such determination shall be final and binding.

                 (F) All Options granted hereunder shall be effective solely upon the delivery of a Stock Option Agreement, or an amendment thereto, duly executed by the Chief Executive Officer of the Corporation on behalf of the Corporation and by the Director, officer or Employee to whom such Options are granted.

                 (G) Fair Market Value of the Common Stock shall be determined (as of a date not more than 12 months preceding the date as of which such determination is required to be made hereunder) in good faith by the Board. The Board shall take into consideration such factors as it deems relevant, which factors may include but are not limited to (i) the Corporation's past, current and expected profitability, (ii) the Corporation's past, present and expected revenues and net cash flow,
           (iii) the Corporation's book value, and (iv) the absence of an organized tracking market for shares of the Common Stock.

           The date of the determination of the Administrator to grant an Option shall be deemed to be the date on which an Option is granted, provided that the Director, officer or Employee to whom the Option is granted is promptly notified of the grant and an Option Agreement is duly executed as of the date of the resolution.

                 (H) The obligation of the Corporation to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, and (ii) all other applicable securities laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 7 and the other provisions of the Plan, any Option granted under the Plan shall be subject to such other terms and conditions as the Administrator shall deem advisable.

8.   Adjustment and Substitution of Shares.
     -------------------------------------

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding Option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then-outstanding Option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

     In the case of any adjustment or substitution as provided for in this
Section 8, the aggregate Option Price for all shares subject to each then-outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

9.   Acceleration of the Exercise Date of Options.
     --------------------------------------------

     Notwithstanding any other provisions of this Plan, all Options shall become exercisable upon the occurrence of a Change in Control of the Corporation whether or not such Options are then exercisable under the provisions of the Stock Option

Agreements relating thereto. A Change in Control of the Corporation is any of the following: (i) a merger, consolidation or other reorganization in which the Corporation (x) is not the surviving entity or (y) survives only as a subsidiary of any entity (other than a previously wholly-owned Subsidiary of the Corporation), (ii) the acquisition by any person, entity or affiliated group of persons and entities (other than any one or more of the shareholders of the Corporation as of the Effective Date, and their respective Affiliates) of 50% or more of the combined voting power of the Corporation's then outstanding securities (including securities exercisable for or convertible into voting securities), or (iii) the consummation of a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of the Corporation.

10.  Effect of the Plan on the Rights of Employees and Employer.
     ----------------------------------------------------------

     Neither the adoption of the Plan nor any action of the Board or the Administrator pursuant to the Plan shall be deemed to give any Director, officer or Employee any right to be granted an Option under the Plan, and nothing in the Plan, in any Option granted under the Plan or in any Stock Option Agreement shall confer any right to any Director, officer or Employee to continue in the employment of, or in such status with, the Corporation or any Subsidiary or interfere in any way with the rights of the shareholders, the Corporation or any Subsidiary to terminate the employment or other status of any Director, officer or Employee at any time.

11.  Interpretation, Amendment, and Termination.
     ------------------------------------------

     Except as provided elsewhere in this Plan, in the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. The Board may, in its discretion, amend or terminate this Plan at any time. Without limiting the generality of the foregoing, the Board may, without approval of the shareholders of the Corporation, (a) increase the total number of shares which may be issued or delivered under the Plan, (b) increase the total number of shares which may be covered by any Option granted to any one Optionee, (c) make any changes in the class of Employees to whom Options may be granted or modify the eligibility requirements applicable to the granting of Options, (d) extend the period during which Options may be granted and (e) otherwise materially increase the benefits accruing to Directors, officers and Employees under the Plan. Termination of the Plan shall not affect the rights of Optionees or their successors under any Options outstanding and not exercised in full on the date of termination.

12.  Withholding Taxes.
     -----------------

     The Corporation unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of any obligation to withhold taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of an Option shall be required to pay the Corporation or any Subsidiary in cash the amount of any taxes which the Corporation or Subsidiary is required to withhold.

     Notwithstanding the preceding sentence and subject to such rules as the Administrator may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Administrator, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of an Option reduced by a number of shares.

13.  Effective Date and Duration of Plan.
     -----------------------------------

     The effective date and the date of adoption of the Plan shall be the Effective Date. No Option may be granted under the Plan subsequent to the date which is ten (10) years following the Effective Date.

                                   Exhibit G


                         FACILICOM INTERNATIONAL, INC.

                        1997 PHANTOM STOCK RIGHTS PLAN


1.  Definitions.
    -----------

         The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

         (a) "Administrator" shall mean such one or more persons who shall have been appointed by the Board.

         (b) "Board" shall mean the board of directors of the Corporation.

         (c) "Change in Control" shall mean the events described in Section 13 hereof.

         (d) "Common Stock" shall mean the Corporation's presently authorized Common Stock.

         (e) "Corporation" shall mean FaciliCom International, Inc., a Delaware corporation.

         (f) "Director" or "Directors" shall mean a member or members of the Board.

         (g) "Employee" or "Employees" shall mean key persons employed by the Corporation, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

         (h) "Fair Market Value" shall mean the fair market value of the Corporation's Common Stock determined in accordance with Section 10 hereof.

         (i) "Initial Value" shall mean the initial value of a Phantom Stock Right as set forth in the Phantom Stock Right Agreement.

         (j) "Maturity Date" in respect of a Participant shall mean the effective date of the occurrence of a Triggering Event.

         (k) "Net Value" of a Phantom Stock Right shall mean an amount equal to the excess (if any) of the Fair Market Value of a Phantom Stock Right on the Maturity Date over the Initial Value of such Phantom Stock Right.

         (l) "Participant" shall mean a person who is granted a Phantom Stock Right under the Plan.

     (m) "Phantom Stock Right" shall mean the right in accordance with the terms and conditions of this Plan and of a Phantom Stock Right Agreement to receive a cash payment equal to the Net Value as to such Phantom Stock Right.

     (n) "Phantom Stock Right Agreement" shall mean a written agreement between the Corporation and a Participant setting forth the terms and conditions of the Phantom Stock Rights granted to such Participant hereunder.

     (o) "Plan" shall mean the FaciliCom International, Inc. 1997 Phantom Stock Plan.

     (p) "Subsidiary" shall mean any entity in which the Corporation owns, directly or indirectly through other Subsidiaries, more than 50% of the total combined voting power.

     (q) "Total Disability" in respect of a Participant shall mean the inability of such Participant, by reason of physical or mental incapacity, to perform the reasonably expected or customary duties of such Participant on a substantially full-time basis for a period either (x) longer than six consecutive months or
(y) more than nine months in any consecutive twelve month period, as determined by the Administrator (or in the case of the Administrator, by the Board) in its (or their) sole discretion.

     (r) "Triggering Event" in respect of a Participant shall mean the occurrence of any of the following events: (i) retirement of such Participant from the employ, or as a Director or officer, of the Corporation or a Subsidiary both (A) at the time or after such Participant has attained the age of 65 years and (B) following not fewer than 10 years of continuous employment of such Participant by, or service by such Participant to, the Corporation or a Subsidiary; (ii) termination of such Participant's employment with, or status as a Director or officer of, the Corporation or a Subsidiary, but only with the written agreement of the Corporation or such Subsidiary that such termination constitutes a Triggering Event under this Plan; (iii) such Participant's death or (iv) such Participant's Total Disability.

2.  Purposes.
    --------

    The purposes of the Plan are to promote the growth and profitability of the Corporation by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide Directors, officers and key Employees with an opportunity to share in the growth in value of the Corporation and to give them an additional incentive to increase their efforts on behalf of the Corporation and its Subsidiaries.


3.  Administration.
    --------------

    The Plan shall be administered by the Administrator. The Administrator shall be appointed by the Board and shall consist of such members as the Board may determine. The Administrator shall be eligible to receive Phantom Stock Rights hereunder only with the consent of the Board.

    The Administrator shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.


4.  Eligibility.
    -----------

    Subject to the provisions of the Plan, the Administrator shall determine and designate from time to time those Directors, officers and key Employees of the Corporation or its Subsidiaries to whom Phantom Stock Rights are to be granted and the number of Phantom Stock Rights covered by such grants. In determining the eligibility of a Director or an officer or Employee to receive Phantom Stock Rights, as well as in determining the number of Phantom Stock Rights to be granted, the Administrator shall consider the position and responsibilities of such Director, officer or Employee, the nature and value to the Corporation or a Subsidiary of his or her services and accomplishments, his or her present and potential contribution to the success of the Corporation or its Subsidiaries and such other factors as the Administrator may deem relevant.


5.  Phantom Stock Rights Available under the Plan.
    ---------------------------------------------

    The aggregate number of Phantom Stock Rights which may be granted under the Plan is 6,175. All such Phantom Stock Rights are subject to adjustment and substitution as set forth in Section 11.

    If any Phantom Stock Right granted under the Plan is cancelled by mutual consent or terminates or expires for any reason prior to maturity in accordance with Section 8 hereof, that number of Phantom Stock Rights so cancelled shall again be available for purposes of the Plan.


6.  Grant of Phantom Stock Rights.
    -----------------------------

    The Administrator (or as it relates to a member of the Administrator, the Board) shall have full and complete authority, in its discretion subject to the provisions of the Plan, to grant Phantom Stock Rights containing such terms and conditions as the Administrator (or the Board) shall determine. The Administrator shall establish appropriate records for all Participants in which there shall be entered from time to time the number of Phantom Stock Rights granted to each Participant and the Initial Value thereof. All Phantom Stock Rights granted hereunder shall be effective only upon the execution and delivery of a Phantom Stock Agreement, or an amendment thereto, duly executed by the Chief Executive Officer or the President (if other than the Chief Executive Officer) on behalf of the Corporation and by the Participant to whom such Phantom Stock Rights are granted.


7.  Vesting of Phantom Stock Rights.
    -------------------------------

    (a) Subject to the provisions of this Plan for forfeiture set forth in
Section 8 hereof, Phantom Stock Rights granted pursuant to this Plan shall vest in a Participant in accordance with the schedule as set forth in the Phantom Stock Agreement. Notwithstanding such vesting schedule, all Phantom Stock Rights granted to a Participant pursuant to this Plan shall be 100% vested upon the Maturity Date in respect of such Participant.

    (b) Notwithstanding the foregoing vesting schedule, all Phantom Stock
Rights granted pursuant to this Plan shall be 100% vested upon the occurrence of a Change of Control pursuant to Section 13 hereof.


8.  Maturity of Phantom Stock Rights and Payment of Net Value.
    ---------------------------------------------------------

    (a) Maturity.  Phantom Stock Rights granted under this Plan shall mature
        --------
and become payable to a Participant upon the Maturity Date in respect of such Participant.

    (b) Payment.  Upon such Maturity Date, the Corporation shall become
        -------
obligated to pay to such Participant the Net Value of his or her Units. At the Corporation's option and irrespective of the manner of its exercise of such option in the case of any other Participant, the amount owing to any particular Participant hereunder shall be either (x) paid without interest to such Participant in a lump sum within 180 days following the Maturity Date or (y) deferred and credited to a liability account which shall be established on the books and records of the Corporation in the name of such Participant.

         (a) Any such amount which is so deferred shall be paid to such Participant, together with accrued and unpaid interest at the rate of 8% per annum commencing on the Maturity Date, in 20 equal semi-annual installments beginning on the first day of the second month following the month during which such Maturity Date occurs.

         (b) The Corporation shall have the right to prepay (together with accrued and unpaid interest on the amount being paid) at any time and from time to time any portion or all of the amount so deferred.


9.  Forfeiture of Phantom Stock Rights.
    ----------------------------------

    If the employment of a Participant (or, in the case of a Director or an officer who is not also an Employee, his or her status as such) terminates for any reason not constituting a Triggering Event, the rights of such Participant in respect of any then unvested Phantom Stock Rights shall thereupon terminate.

    If a Participant

         (a) engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment (or, in the case of a Director or an officer who is not also an Employee, termination of his or her status as such), which is in competition with the Corporation or any of its Subsidiaries, or if such Participant otherwise violates the terms of any similar restrictive covenant contained in any agreement to which such Participant is a party,

         (b) is terminated from the employ of the Corporation or a Subsidiary (or, in the case of a Director or an officer who is not also an Employee, whose status as such is terminated) in connection with the commission by such Participant of any crime,

         (c) is terminated from the employ of the Corporation or a Subsidiary for "cause" (as the same may be defined in such Participant's employment agreement with the Corporation or a Subsidiary), or

         (d) is terminated from the employ of the Corporation or a Subsidiary (or, in the case of a Director or an officer who is not also an Employee, whose status as such is terminated) on account of the commission of any act constituting gross negligence or willful misconduct in the performance of his or her employment or other duties, then the Administrator (or in the case of the Administrator or a Director, the Board) may in its discretion immediately terminate all rights in, to and in respect of all vested and unvested Phantom Stock Rights held by such Participant. All determinations made by the Administrator (or Board) under this
Section 9 shall be final and binding.


10.  Determination of Value of Phantom Stock Rights.
     ----------------------------------------------

     (a) The Initial Value of each Phantom Stock Right shall be such value as the Administrator, in its discretion, shall determine.

     (b) The Net Value of a Phantom Stock Right at any Maturity Date (in respect of a share of the Corporation's Common Stock) shall be equal to the excess (if any) of the Fair Market Value of a share of the Corporation's Common Stock on the Maturity Date over the Initial Value of such Phantom Stock Right.

     (c) The Fair Market Value of the Corporation's Common Stock shall be determined (as of a date not more than 12 months preceding the date as of which such determination is required to be made hereunder) in good faith by the Board. The Board shall take into consideration such factors as it deems relevant, which factors may include but are not limited to (i) the Corporation's past, current and expected profitability, (ii) the Corporation's past, present and expected revenues and net cash flow, (iii) the Corporation's book value, and (iv) the absence of an organized tracking market for shares of the Common Stock.


11.  Adjustment in Number and Initial Value of Phantom Stock Rights.
     --------------------------------------------------------------

     In the event of any increase or decrease in the number of outstanding shares of the Common Stock resulting from a subdivision or combination of shares or payment of a stock dividend, proportionate adjustments shall be made in the number of Phantom Stock Rights granted and/or in the Initial Value of all such Phantom Stock Rights by appropriate additional and correcting entries to the Corporation's Phantom Stock Rights ledger.

     In the event of any reorganization of the Corporation, recapitalization or reclassification of the Common Stock (other than by subdivision or combination of outstanding shares or payments of a stock dividend), or merger or consolidation of the Corporation, the Administrator in its sole discretion shall make equitable modifications and adjustments to the Phantom Stock Rights ledger and in the operation of this Plan to the end that the amount and character of the economic interests of each Participant shall correspond, as nearly as practicable, to the amount and character of such economic interests prior to such reorganization, recapitalization, reclassification, merger or consolidation.

     Whenever the Corporation pays a dividend on the Common Stock, the Initial Value of each Phantom Stock Right shall be reduced by an amount equal to the amount of the dividend divided by the number of shares of Common Stock then outstanding.


12.  Restrictions on Transfer of Phantom Stock Rights.
     ------------------------------------------------

     No Phantom Stock Right shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death or pursuant to a final order of a court of competent jurisdiction. Except as set forth in the preceding sentence, no Phantom Stock Right or other rights or benefits under this Plan shall be in any manner either (x) subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge (and any attempt to effect same shall be null and void ab initio) or (y) liable for or subject to the debts, contracts, liabilities or legal or equitable duties of any Participant or any other person. A Participant may file with the Corporation a written designation of one or more primary beneficiaries and one or more contingent beneficiaries to whom payments coming due hereunder after the death of the Participant shall be made. If no primary or contingent beneficiary is named by the Participant, or if none survives the Participant, such payments shall be made to the estate of the Participant.

13.  Acceleration of the Maturity Date of Phantom Stock Rights.
     ---------------------------------------------------------

     Notwithstanding any other provisions of this Plan, all Phantom Stock Rights shall mature and become payable upon the occurrence of a Change in Control of the Corporation whether or not such Phantom Stock Rights are then vested under the provisions of the applicable agreements relating thereto. A Change in Control of the Corporation is any of the following: (i) a merger, consolidation or other reorganization in which the Corporation (x) is not the surviving entity or (y) survives only as a subsidiary of any entity (other than a previously wholly-owned Subsidiary of the Corporation), (ii) the acquisition by any person, entity or affiliated group of persons and entities (other than any one or more of the shareholders of the Corporation as of the Effective Date, and their respective Affiliates) of 50% or more of the combined voting power of the Corporation's then outstanding securities (including securities exercisable for or convertible into voting securities), or (iii) the consummation of a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of the Corporation. For purposes hereof, "Affiliate" shall mean, with respect to any shareholder of the Corporation, any individual or entity directly or indirectly controlling, controlled by or under common control with such shareholder, and such term shall include any individual who is an officer, director or employee of such shareholder or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).


14.  Effect of the Plan on the Rights of Employees.
     ---------------------------------------------

     Neither the adoption of the Plan nor any action of the Board or the Administrator pursuant to the Plan shall be deemed to give any Director, officer or Employee any entitlement to be granted a Phantom Stock Right under the Plan, and nothing in the Plan, in any Phantom Stock Right granted under the Plan or in any Phantom Stock Right Agreement shall confer any right to any Director, officer or Employee to continue in the employment of, or in such status with, the Corporation or any Subsidiary or interfere in any way with the rights of the shareholders, the Corporation or any Subsidiary to terminate the employment or other status of any Director, officer or Employee at any time. The Phantom Stock Rights granted hereunder shall not be deemed to be securities of the Corporation and shall not confer upon a Participant any rights as a shareholder of the Corporation.


15.  Interpretation, Amendment, and Termination.
     ------------------------------------------

     In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. The Board may, in its discretion, amend or terminate this Plan at any time. Termination of the Plan shall not affect the rights of Participants or their successors under any Phantom Stock Rights outstanding on the date of termination.


16.  Withholding Taxes.
     -----------------

     The Corporation unilaterally or by arrangement with the Participant shall make appropriate provision for satisfaction of any obligation to withhold taxes in the case of any grant, award, or other transaction which gives rise to a withholding requirement. A Participant shall be required to pay the Corporation or any Subsidiary in cash the amount of any taxes which the Corporation or Subsidiary is required to withhold.


17.  Effective Date of Plan.
     ----------------------

     The effective date and date of adoption of the Plan shall be December 22, 1997 (the "Effective Date").

                                   Exhibit H


                         FACILICOM INTERNATIONAL, INC.
                             TAX SHARING AGREEMENT
                             ---------------------


          THIS TAX SHARING AGREEMENT is made as of December 22, 1997 between ARMSTRONG HOLDINGS, INC, a Delaware corporation ("AHI"), and FACILICOM INTERNATIONAL, INC., a Delaware corporation ("FaciliCom").

                                   Preamble
                                   --------
          AHI is the common parent corporation of an affiliated group of corporations (within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) which, effective as of the date hereof, includes FaciliCom (FaciliCom and every corporation which hereafter becomes a member of such affiliated group as a result of direct or indirect stock ownership by FaciliCom, being hereinafter referred to collectively as the "FaciliCom Group", all of the other corporations now or in the future comprising such affiliated group being hereinafter referred to as the "AHI Group", and the FaciliCom Group and the AHI Group being hereinafter referred to collectively as the "Affiliated Group").

          The parties deem it appropriate to define the method by which the Federal income tax liability of the Affiliated Group shall be allocated between them and the manner in which such allocated tax liability shall be paid. Therefore, in consideration of the premises and the mutual covenants hereinafter set forth and intending to be legally bound, the parties hereto agree as follows:

                                   Agreement:
                                   ---------

           1.  Definitions.  The following terms as used in this Agreement shall
               -----------
have the meanings set forth below:



          (a) "Consolidated Return" shall mean a consolidated Federal income tax return filed by the Affiliated Group pursuant to section 1501 of the Code.

          (b) "Regulations" shall mean the Income Tax Regulations promulgated by the Treasury Department as in effect from time to time.

          (c) "IRS" shall mean the Internal Revenue Service.

          (d) "Consolidated Tax Liability" shall mean the consolidated Federal income tax liability (including all penalties, interest and additional amounts relating thereto) of the Affiliated Group for any taxable year for which a Consolidated Return is filed.

          (e) "FaciliCom Tax Liability" shall mean the Consolidated Tax Liability but calculated as if the AHI Group were not included in the Affiliated Group; provided, however, that if the members (in the aggregate) of the AHI Group shall have an "excess loss account" (within the meaning of (S)1.1502-19 of the Regulations) in respect of their investment in the stock of FaciliCom, then the FaciliCom Tax Liability in respect of that portion of FaciliCom's taxable income as shall be equal to such excess loss account shall be deemed to be zero.

          2.   Payments.  For each taxable year with respect to which a
               --------
Consolidated Return is filed or is expected to be filed, the following payments shall be made:

          (a) On or before the 15th day of the fourth month of such taxable year (commencing with the taxable year beginning October 1, 1997), AHI shall estimate the Consolidated Tax Liability and, if applicable, the FaciliCom Tax Liability.

          (b) If a FaciliCom Tax Liability exists, FaciliCom shall pay to AHI on or before each of the due dates of the estimated payments of the Consolidated Tax Liability, one-fourth of the FaciliCom Tax Liability (the "Estimated Amount"). If, after paying any such installment of the Estimated Amount, AHI makes a new estimate of the Consolidated Tax Liability or the FaciliCom Tax Liability, the amount of the remaining installment payments of the Estimated Amount shall be the amount which would have been payable if the new estimate had been made when the first estimate for the taxable year was made, increased or decreased, as applicable, by the amount computed by dividing:

          (i) the difference between (A) the amount of the total Estimated Amounts required to be paid before the date on which the new estimate is made, and (B) the amount of the total Estimated Amounts which would have been required to be paid before such date if the new estimate had been made when the first estimate was made, by

          (ii) the number of installments remaining to be paid on or after the date on which the new estimate is made.

          (c) Pursuant to paragraph 5 hereof, AHI will make the required deposits of the estimated Consolidated Tax Liability as required by applicable law.

          (d) If, after the filing of the Consolidated Return, it is determined that the actual amount of the FaciliCom Tax Liability is greater or lesser than the Estimated Amounts actually paid by FaciliCom, then FaciliCom shall pay such greater amount to AHI or AHI shall pay to FaciliCom such lesser amount, as the case may be. All payments required under this subparagraph 2(d) shall be made on or before the later of (x) the 15th day of the third month after the end of the taxable year and (y) the date on which such excess is finally determined, which shall be not later than 15 days after the Consolidated Return for such taxable year is filed.

          3.  Subsequent Adjustments.  If any adjustments are made to
              ----------------------
the income, gains, losses, deductions, or credits of the Affiliated Group, whether by reason of the filing of an amended return or a claim for refund with respect to such taxable year or an examination by the IRS with respect to such taxable year, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then payment of such difference shall be made (a) in the case of an adjustment resulting in a credit or refund, on the date on which such credit or refund is allowed with respect to such adjustment, or (b) in the case of an adjustment resulting in the assertion of a deficiency on the date on which such deficiency is paid. Any amounts due under this paragraph 3 shall include any interest attributable thereto under sections 6601 and 6611 of the Code, as the case may be, and any penalties or additional amounts which may be imposed.

          4.  Procedural Matters.  AHI shall prepare and file the Consolidated
              ------------------
Return and any other returns, documents or statements required to be filed with respect to the determination of the Consolidated Tax Liability. FaciliCom shall deliver to AHI before such date as is reasonably determined by the Chief Financial Officer of AHI all data required for preparation of the Consolidated Return. Such data shall have been reviewed by the principal financial officer of FaciliCom.

          5.  Payment of Taxes.  AHI shall have the responsibility and authority
              ----------------
to make all estimated and final deposits of the Consolidated Tax Liability and shall collect all tax refunds.

          In its good faith discretion, AHI shall have the right with respect to any Consolidated Return (a) to determine (i) the manner in which such Consolidated Return, or any documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported and (ii) whether any extensions may be requested; (b) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any examination by the IRS; (c) to file, prosecute, compromise or settle any claim for refund; and (d) to determine whether any refunds shall be paid by way of refund or credited against the Consolidated Tax Liability. FaciliCom hereby irrevocably appoints AHI as its agent and attorney-in-fact to take such action (including the execution of documents) as AHI may deem appropriate to effect the foregoing.

          6.  Miscellaneous Provisions.
              ------------------------

          (a) Consent to Regulations.  FaciliCom consents to all Regulations
              ----------------------
relating to the filing of a consolidated income tax return.

           (b) Amendments.  All amendments to this Agreement shall be in writing
               ----------
and signed by the parties.

           (c) Elections.  FaciliCom hereby agrees that AHI shall have the
               ---------
authority to make any or all elections which are available to the Affiliated Group under the Code or Regulations. FaciliCom agrees to make any and all separate company elections requested by AHI to minimize the Consolidated Tax Liability.

          (d) Termination.  This Agreement will not apply to taxable years of
              -----------
FaciliCom commencing on or after such time as the FaciliCom Group is no longer included in the Affiliated Group.

          (e) Conduct of Examination.  FaciliCom agrees that AHI shall have the
              ----------------------
responsibility for managing any IRS examination of the Affiliated Group. All costs and expenses of the examination, including the expense of defending any adjustments or proposed adjustments, which are directly attributable to the FaciliCom Group shall be billed to FaciliCom. All costs and expenses not directly attributable to the FaciliCom Group or the AHI Group shall be borne and paid by AHI and FaciliCom on an equitable basis.

          (f) Cooperation in Examination.  FaciliCom agrees that it will inform
              --------------------------
AHI promptly of all questions raised by the IRS or state agents conducting an examination of tax returns at FaciliCom's office and shall cooperate with AHI's lawyers, accountants, and tax advisers in working with the agents and providing all requested information.

          (g) Authority to Settle Examination.  FaciliCom hereby waives any and
              -------------------------------
all present and future claims against AHI relating to any compromise, arrangement or other agreement between AHI and the IRS based on an allegation that such compromise, arrangement or agreement improperly causes an overstatement of the FaciliCom Tax Liability or that FaciliCom could have reached a more favorable agreement with the IRS on a separate company basis.


ATTEST:                                 ARMSTRONG HOLDINGS, INC.


________________________________        __________________________________
                                        Its:


                                        FACILICOM INTERNATIONAL, INC.


________________________________        __________________________________
                                        Its:

                                   Exhibit I


                         FACILICOM INTERNATIONAL, INC.

                               Joinder Agreement
                               -----------------

     With the intent to be legally bound, the undersigned hereby agrees that all shares of the common stock of FaciliCom International, Inc., a Delaware corporation (the "Company"), now owned or hereafter acquired by the undersigned shall be held under and subject to all the restrictions, covenants, terms and provisions of that certain Investment and Shareholders Agreement dated as of December 22, 1997 by and among the Company and its Shareholders (other than Section 2 thereof), and that the undersigned shall be deemed a "Shareholder" thereunder having all the rights, duties and obligations accorded thereto.

     WITNESS the due execution hereof this ______ day of ______________, 199_.


                                        ______________________________________
                                        Name: